Exhibit 10.3

EXECUTION COPY

STOCK PURCHASE AGREEMENT

by and between

CINEDIGM CORP.

and

BISON ENTERTAINMENT INVESTMENT LIMITED

Dated as of June 29, 2017

Schedule 1	Purchase Shares

Schedule 1.4(a)(iii)	Third Party Consents and Approvals

Schedule 2.1(b)	List of Subsidiaries

Schedule 2.1 (p)	Transactions with Affiliates

Schedule 2.1(q)	Indebtedness

Schedule 2.1(u)	Title

Schedule 2.1(v)(iii)	Registered Intellectual Property

Schedule 2.1(v)(v)	Company IP Agreements

Schedule 2.1(x)	Tax Status

Schedule 2.1(cc)	Employee Benefit Plans

Schedule 2.1(hh)	Material Contracts

Schedule 3.9	Exception to the Conduct of Business

Schedule 3.10(h)(i)	Acquisition Proposal

Exhibit A	Form of Registration Rights Agreement

Exhibit B	Form of Voting Agreement

Exhibit C	Form of Amended and Restated Certificate of Incorporation

Exhibit D	Form of Escrow Agreement

INDEX OF DEFINED TERMS

8-K Filing	Section 3.5
Acquisition Proposal	Section 3.10(h)(i)
Affiliate	Section 2.1(i)
Agreement	Preamble
Authorized Shares Proposal	Section 3.8(a)
Balance Sheet	Section 2.1(k)(iii)
Bison Designees	Section 3.12 (a)
Board of Directors	Section 1.3(c)(v)
Bribery Act	Section 2.1(n)(i)
Bylaws	Section 1.3(c)(v)
Certificate of Incorporation	Section 1.3(c)(v)
CFIUS	Section 2.1(kk)
CFIUS Approval	Section 2.1(kk)
Class A Common Stock	Preamble
Class B Common Stock	Section 2.1(c)(i)
Closing	Section 1.3(a)
Closing Date	Section 1.3(a)
Code	Section 2.1(x)(iii)
Company	Preamble
Company Intellectual Property	Section 2.1(v)(ii)
Company IP Agreements	Section 2.1(v)(v)
Company Plan	Section 2.1(cc)(i)
Company Recommendation Change	Section 3.10(d)
Company Software	Section 2.1(v)(ix)
Company Stock Plans	Section 2.1(c)(i)
Contingent Obligation	Section 2.1(q)
Contracts	Section 2.1(hh)(x)(i)
Control	Section 4.11
Controlling	Section 4.11
Controlled	Section 4.11
Convertible Notes	Section 1.4 (vi)
Definitive Transaction Agreement	Section 3.10(h)(ii)
Elimination Proposal	Section 3.8(a)
Eligible Market	Section 3.4
Employment Practices	Section 2.1(dd)(i)
Encumbrance	Section 2.1(b)
Environmental Laws	Section 2.1(w)
ERISA	Section 2.1(cc)(i)
ERISA Affiliate	Section 2.1(cc)(i)
Escrow Agent	Section 1.5
Escrow Agreement	Section 1.5
Escrow Amount	Section 1.5
Exchange Act	Section 2.1(c)(i)
Exchange Agreements	Section 1.5
Exon-Florio	Section 2.1(kk)

FCPA	Section 2.1(n)(i)
GAAP	Section 2.1(k)(ii)
Government Official	Section 2.1(n)(i)
Governmental Authority	Section 2.1(n)(i)
Hazardous Materials	Section 2.1(w)
Indebtedness	Section 2.1(q)
Indemnified Party	Section 4.6
Indemnifying Party	Section 4.6
Information Privacy and Security Laws	Section 2.1(ee)
Intellectual Property	Section 2.1(v)
Intervening Event	Section 3.10(h)(iii)
Issuer Covered Person(s)	Section 2.1(gg)
IT Systems	Section 2.1(ff)
Losses	Section 4.6
Material Adverse Effect	Section 2.1(j)
Material Contract	Section 2.1(hh)(y)
Money Laundering Laws	Section 2.1(n)(ii)
Nasdaq Approval Proposal	Section 3.8(a)
Non-Solicitation Period	Section 3.10(b)
Other Anticorruption Laws	Section 2.1(n)(i)
Outside Date	Section 4.2(b)(iii)
Outstanding Options	Section 2.1(c)(i)
Outstanding Warrants	Section 2.1(c)(i)
Owned Intellectual Property	Section 2.1 (v)(ii)
Party	Preamble
Parties	Preamble
Per Share Price	Section 1.2
Person	Section 2.1(c)(i)
Personal Information	Section 2.1(ee)
Plan	Section 1.4(a)(vi)
Primary Shares	Section 1.1
Principal Market	Section 2.1(g)
Private Placement	Section 3.14
Private Placement Shares	Section 1.1
Proposed Transactions	Section 1.3(c)(v)
Proxy Statement	Section 3.8(b)
Public Software	Section 2.1 (v)(x)
Purchase Price	Section 1.2
Purchase Shares	Section 1.1
Purchaser	Preamble
QIB	Section 4.13
Registered Intellectual Property	Section 2.1 (v)(iii)
Registration Rights Agreement	Section 1.3(b)(ii)
Regulation D Securities	Section 2.1(gg)
Representatives	Section 3.10(a)
SEC	Section 2.1(k)(i)

SEC Reports	Section 2.1(k)(i)
Securities Act	Section 2.1(c)(ii)
Securities Laws	Section 2.1(c)(ii)
Series A Preferred Stock	Section 2.1(c)(i)
Series B Preferred Stock	Section 2.1(c)(i)
Shares	Recitals
Software	Section 2.1(v)(i)
Stockholder Meeting	Section 3.8(a)
Stockholder Vote Recommendation	Section 3.8(c)
Superior Proposal	Section 3.10(h)(iv)
Subsidiaries	Section 2.1 (b)
Tax	Section 2.1(x)(viii)
Tax Return	Section 2.1(x)(viii)
Transaction Documents	Section 2.1(a)(ii)
Transfer Restriction Removal Proposal	Section 3.8(a)
Termination Fee	Section 4.5(b)
Undesignated Preferred Stock	Section 2.1(c)(i)
Voting Agreement	Section 1.3(c)(ii)
Voting Party	Section 3.12 (f)

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of June 29, 2017, is by and between Bison Entertainment Investment Limited, a company organized under the laws of the British Virgin Islands (the “Purchaser”), and Cinedigm Corp., a corporation organized under the laws of the State of Delaware (the “Company”). The Purchaser and the Company are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company and the Purchaser desire to provide for the issuance, sale and purchase of the number of shares of the Class A common stock of the Company, par value US$0.001 per share (“Shares” or “Class A Common Stock”) as set forth on Schedule 1, on the terms and conditions set forth in this Agreement;

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the issuance, sales and purchases and related transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1           Issuance, Sale and Purchase of Shares from the Company. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Company agrees to issue, sell and deliver to the Purchaser, free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, claim or restriction of any kind or nature, and the Purchaser agrees to purchase from the Company, on the Closing Date (as defined below), the number of Shares set forth on Schedule 1 (the “Primary Shares”) plus the remaining number of Shares set forth on Schedule 1 that are not issued and sold to another investor in the Private Placement (as defined below) (such Shares, the “Private Placement Shares” and, together with the Primary Shares, the “Purchase Shares”).

Section 1.2           Purchase Price. The consideration payable by the Purchaser to the Company shall be US$1.50 per Share (the “Per Share Price”). The total consideration payable by Purchaser is referred to herein as the “Purchase Price.”

Section 1.3           Closing; Deliveries.

(a)          Upon the terms and subject to the conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Purchase Shares shall be held at the Menlo Park office of Shearman & Sterling LLP, on September 28, 2017 or any other date and time that is agreed upon in writing by the Company and the Purchaser (the date on which the closing occurs, the “Closing Date”).

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(b)          At the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i)	an amount in cash equal to the sum of the Purchase Price as set forth on Schedule 1 by wire transfer in immediately available funds;

(ii)	the Registration Rights Agreement between the Company and the Purchaser dated as of the date hereof, substantially in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), duly executed by the Purchaser;

(iii)	a certificate, executed by a duly authorized officer of the Purchaser and dated as of the Closing Date, certifying that the conditions specified in Section 1.4(b)(ii) have been satisfied;

(iv)	an opinion addressed to the Company from the British Virgin Islands legal counsel to the Purchaser, dated as of the Closing Date, in the form to be agreed between the Company and such law firm regarding matters customarily addressed in legal opinions in transactions similar to the purchase and sale of the Purchase Shares;

(v)	a certificate of the Secretary of the Purchaser, certifying as to (x) resolutions of its board of directors or other governing body authorizing the execution and delivery of this Agreement, the Registration Rights Agreement and the consummation of the Proposed Transactions and (y) the incumbency of the officers authorized to execute this Agreement and the Registration Rights Agreement, setting forth the name and title and bearing the signatures of such officers; and

(vi)	all other documents as may be reasonably requested by the Company.

(c)          At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i)	the Registration Rights Agreement, duly executed by the Company;

(ii)	a Voting Agreement between the Company and each Voting Party (as defined below), dated as of the date hereof, substantially in the form attached as Exhibit B hereto (the “Voting Agreement”), duly executed by the Company and each Voting Party;

(iii)	irrevocable written instructions to the transfer agent for the Class A Common Stock with respect to the issuance of certificate(s) representing the Purchase Shares, registered in the name of the Purchaser (or its nominee);

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(iv)	a certificate, executed by a duly authorized officer of the Company and dated as of the Closing Date, certifying that the conditions specified in Section 1.4(a)(iv) have been satisfied;

(v)	a certificate of the Secretary of the Company, certifying as to (x) the Fourth Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws, as amended, of the Company (the “Bylaws”), (y) resolutions of the board of directors of the Company (the “Board of Directors”) and stockholders authorizing the execution and delivery of this Agreement, the Registration Rights Agreement and the Voting Agreements and the consummation of the transactions contemplated thereby (collectively, the “Proposed Transactions”), including the issuance of the Purchase Shares, and (z) the incumbency of the officers authorized to execute this Agreement, the Voting Agreements and the Registration Rights Agreement, setting forth the name and title and bearing the signatures of such officers.

(vi)	an opinion addressed to the Purchaser from Kelley Drye & Warren LLP, legal counsel to the Company, dated as of the Closing Date, in the form to be agreed between the Purchaser and such law firm regarding matters customarily addressed in legal opinions in transactions similar to the purchase and sale of the Purchase Shares;

(vii)	a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries (as defined below) in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days prior to the Closing Date; and

(viii)	all other documents as may be reasonably requested by Purchaser or required by the laws of the State of Delaware to effect the issuance and sale of the Purchase Shares.

Section 1.4           Closing Conditions.

(a)          Conditions of the Purchaser. The obligation of the Purchaser to purchase and pay for the Purchase Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i)	The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

(ii)	The Voting Agreement shall have been executed and delivered by the Company and each Voting Party.

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(iii)	All corporate actions, authorizations, approvals, permits, if any, of any governmental authority or regulatory body of the United States or of any state, third party consents and approvals as set forth on Schedule 1.4(a)(iii) and other actions that are required to be taken by the Company in connection with the issuance and sale of the Purchase Shares shall have been completed.

(iv)	The representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects (except for those representations and warranties qualified by material, materiality or similar expressions, which shall be true and correct in all respects) on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(v)	The closing of the transactions contemplated by the exchange agreements entered into by and between the Company and the holders of at least 67% of the Company’s 5.5% Convertible Notes due 2035 (the “Convertible Notes”) that are outstanding as of the date of this Agreement; provided that the terms of such exchanges shall be acceptable to the Purchaser.

(vi)	The implementation of a new employee stock incentive plan (the “Plan”) and reservation of 1,980,000 Shares therefor, representing 5% of the total issued and outstanding Class A Common Stock on a fully diluted basis, for issuance under the Plan, and the Plan Proposal (as defined below) shall have been approved by the holders of the requisite Shares, with terms and performance targets of initial grants to management awarded thereunder that are reasonably satisfactory to the Purchaser.

(vii)	The closing of the Private Placement.

(viii)	As of the Closing, the authorized size of the Board of Directors shall be seven (7), two (2) of whom shall be designated by the Purchaser.

(ix)	The Company shall have filed the Amended and Restated Certificate of Incorporation, substantially in the form attached as Exhibit C hereto, with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

(x)	The parties hereto shall have received CFIUS Approval.

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(xi)	The Company shall have filed with the SEC an annual report on Form 10-K for the fiscal year ended March 31, 2017.

(xii)	The Company shall have amended its employee handbook, to the satisfaction of the Purchaser, to address assignment of inventions and IP rights by employees.

(xiii)	No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the Proposed Transactions; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the Proposed Transactions.

(xiv)	The Company shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Company’s closing deliveries described in Section 1.3(c).

(xv)	Since the date hereof, no change or event shall have occurred and no circumstances shall exist which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below).

(b)          Conditions of the Company. The obligation of the Company to issue and sell the Purchase Shares to be sold to and purchased by the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i)	The Registration Rights Agreement shall have been executed and delivered by the Purchaser.

(ii)	All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchase Shares shall have been completed.

(iii)	The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

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(iv)	The requisite holders of Common Stock of the Company shall have approved the Authorized Shares Proposal, the Nasdaq Approval Proposal (as defined below) and the Plan Proposal.

(v)	All authorizations, approvals, permits, if any, of any governmental authority or regulatory body of the United States or of any state, third party consents and approvals as set forth on Schedule 1.4(a)(iii) shall have been obtained.

(vi)	No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and makes illegal the consummation of the Proposed Transactions; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to make illegal the consummation of the transactions contemplated by this Agreement.

Section 1.5           Escrow. Simultaneously with the execution and delivery of this Agreement, the Purchaser, the Company and American Stock Transfer & Trust Company, LLC, as Escrow Agent (the “Escrow Agent”), are entering into an Escrow Agreement substantially in the form attached as Exhibit D hereto (the “Escrow Agreement”) pursuant to which (a) the Purchaser will deposit in escrow with the Escrow Agent, no later than July 10, 2017, cash in the amount of US$15,000,000.00 (the “Escrow Amount”) until the Closing, provided that (i) if the Company has not, by the date that is 30 days after the date of this Agreement reached agreements (collectively, the “Exchange Agreements”) acceptable to the Purchaser with Persons that hold in the aggregate at least 67% of the outstanding principal amount of the Convertible Notes for the exchange of such Convertible Notes, or (ii) the Closing does not occur by the Outside Date (as defined below) or the Agreement is terminated pursuant to Section 4.2, the Purchaser shall have the right to demand the Escrow Agent to return the entire Escrow Amount to the Purchaser, and (b) at the Closing, the Escrow Agent, on the joint written instructions of the Purchaser and the Company, shall pay (i) to holders of the Convertible Notes such amount as shall be set forth in such joint written instructions, and (ii) the balance of the Escrow Amount, if any, to the Company. Any amounts paid to the holders of Convertible Notes or the Company pursuant to this paragraph shall be deemed to be considered as part of, and applied against the amounts owed by the Purchaser at the Closing with respect to, the Purchase Price.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

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(a)          Organization and Authority.

(i)	The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own its properties and to carry on its business as it is currently being conducted and as presently proposed to be conducted. Each of the Company’s Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(ii)	The Company has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company. This Agreement and the other Transaction Documents, when duly executed by the Company, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. As used in this Agreement, “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Voting Agreements and the Escrow Agreement.

(b)          Subsidiaries. All of the Company’s Subsidiaries, including entities the Company accounts for as variable interest entities, are set forth on Schedule 2.1(b) (the “Subsidiaries”). The Company does not have any other Subsidiaries. Except for Con TV, LLC, 85% capital stock of which is owned by the Company, the Company owns, directly or indirectly, one hundred percent (100%) of the capital stock or other equity interests of each of its Subsidiaries, free and clear of any Encumbrances, except for the Encumbrances set forth on Schedule 2.1(b). All of the issued and outstanding shares of capital stock or other equity interest of each Subsidiary owned by the Company are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. As used in this Agreement, “Encumbrance” means any mortgage, deed of trust, lien, pledge, charge, defect in title, security interest, title retention device, collateral assignment, indenture, hypothecation, license to third parties, pledge, option, conditional or installment sale agreement, easement, right of first refusal, right of first offer, right of repurchase, claim, restriction or other encumbrance of any kind (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any security or other asset).

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(c)          Capitalization.

(i)	The authorized share capital of the Company consists of 25,000,000 Shares, 1,241,000 shares of Class B common stock, par value US$0.001 per share (the “Class B Common Stock”), 20 shares of Series A preferred stock, par value US$0.001 per share (the “Series A Preferred Stock”), 1,000,000 shares of Series B junior participating preferred stock, par value US$0.001 per share (the “Series B Preferred Stock”), and 13,999,980 shares of preferred stock, par value US$0.001 per share (the “Undesignated Preferred Stock”), of which, as of the date of this Agreement, 12,386,353 Shares, zero shares of Class B Common Stock, 7 shares of Series A Preferred Stock, zero shares of Series B Preferred Stock and zero shares of Undesignated Preferred Stock are issued and outstanding. All issued and outstanding Shares are validly issued, fully paid and nonassessable. As of the date of this Agreement, no Shares are held in treasury and no Shares are reserved for future issuance except (i) awards to purchase up to an aggregate of 470,535 Shares pursuant to the Plan, including awards to purchase 343,265 Shares that are issued and outstanding, pursuant to the Company’s Second Amended and Restated 2000 Equity Incentive Plan (the “Existing Plan” and, together with the Plan, the “Company Stock Plans”), (ii) options to purchase an aggregate of 492,500 Shares outside of the Existing Plan (the “Outstanding Options”), (iii) warrants to purchase an aggregate of 577,563 Shares (the “Outstanding Warrants”), and (iv) 4,169,945 Shares into which the Convertible Notes are convertible. Except for the foregoing Company Stock Plans, the Outstanding Options, the Outstanding Warrants, and the Convertible Notes, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. The Company has made available to Purchaser accurate and complete copies of all agreements for the Outstanding Options and the Outstanding Warrants. All Shares subject to issuance as aforesaid, upon issuance on the terms and subject to the conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company (it being acknowledged that the Forward Stock Purchase Confirmation, dated April 24, 2015, by and between the Company and Société Générale reflects 1,179,138 Shares that are currently outstanding but will be surrendered to the Company and cancelled upon settlement by or before April 15, 2020 with no additional consideration to be paid by the Company) or any of its subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary or any other Person. As used herein, “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

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(ii)	All outstanding Shares and all outstanding awards under the Company Stock Plans and all outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been issued and granted in compliance in all material respects with (i) all applicable Securities Laws and other applicable laws and (ii) all requirements set forth in applicable contracts. “Securities Laws” means the United States Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the listing rules of, or any listing agreement with the Principal Market (as defined below), state securities laws and regulations, and any other applicable law regulating securities or takeover matters.

(d)          Due Issuance of the Purchase Shares. The Purchase Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any Encumbrances of any kind or nature, except for restrictions arising under the Securities Act or applicable “blue sky” laws.

(e)          Noncontravention. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the Proposed Transactions hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company’s assets are subject, other than the consents and approvals set forth on Schedule 1.4(a)(iii) and consents which if not obtained would not reasonably be expected to have a Material Adverse Effect. There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or to consummate the Proposed Transactions.

(f)          Consents and Approvals. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of any of the Proposed Transactions, nor the performance by the Company of the Transaction Documents in accordance with their terms, will require the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as will have been obtained, made or given prior to the Closing.

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(g)          Principal Market.  The Company has not received any written notification from the Nasdaq Global Market (the “Principal Market”) that the Company is currently in violation of the requirements of the Principal Market, and the Company has not taken any action designed to, or which would reasonably be expected to lead to, the termination or suspension of the listing of the Shares on the Principal Market.

(h)          No General Solicitation.  None of the Company or any of its Subsidiaries, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchase Shares.  Neither the Company nor any of its Subsidiaries has engaged any placement agent, financial advisor or other agent in connection with the sale of the Purchase Shares other than Regions Securities LLC.

(i)          No Integrated Offering.  Except as otherwise permitted in this Agreement, none of the Company, its Subsidiaries or any of their Affiliates (as defined below) or, to its knowledge, any Person acting on their behalf, has, directly or indirectly, made any offer or sale of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Purchase Shares under the Securities Act, whether through integration with prior offerings or otherwise. For purposes of this Agreement, “Affiliate” shall mean, of any person, any other person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first person. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person through the ownership of securities or otherwise, including, without limitation, having the power to elect a majority of the board of directors or other governing body of such person, and “Controlling” and “Controlled” have correlative meanings.

(j)          Compliance with Laws. The business of the Company is not being conducted in violation of any law applicable to the Company except for violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the financial condition, assets, liabilities, results of operations, business, or operations of the Company taken as a whole, except to the extent that any such Material Adverse Effect results from (x) the public disclosure of the Proposed Transactions, (y) changes in generally accepted accounting principles that are generally applicable to comparable companies, or (z) changes in general economic and market conditions (provided, in the case of clause (z) that such changes do not affect any of the Company disproportionately as compared to any of the Company’s competitors), or (ii) the ability of the Company to consummate the Proposed Transactions and to perform its material obligations under the Transaction Documents.

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(k)          SEC Filings; Financial Statements.

(i)	The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since April 1, 2015, including (i) its Annual Reports on Form 10-K for the fiscal years ended March 31, 2015, 2016 and 2017, respectively, and (ii) quarterly reports on Form 10-Q, all other forms, and reports filed by the Company with the SEC since April 1, 2015 (the forms, reports and other documents referred to in clauses (i) and (ii) above being, collectively, the “SEC Reports”). The SEC Reports (i) complied in all material respects as to form with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ii)	Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments which would not have had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

(iii)	Except as and to the extent set forth on the audited consolidated balance sheet of the Company and the subsidiaries as at March 31, 2017, including the notes thereto (the “Balance Sheet”), neither the Company nor any subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed in accordance with GAAP, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since March 31, 2017, which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Proposed Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)          Events Subsequent to Most Recent Fiscal Period. Since March 31, 2017, there has not occurred any Material Adverse Effect or any event, fact, circumstance or occurrence that would reasonably be expected to result in a Material Adverse Effect.

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(m)          Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its certificate of incorporation, bylaws, or other organizational documents, as applicable.  Neither the Company nor any of its Subsidiaries is in violation, in any material respect, of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation, in any material respect, of any of the foregoing.  The Company and each of its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its respective business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.  None of the Company or any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, and the Company does not have knowledge or reason to believe that any of its or any of its Subsidiaries’ respective creditors intends to initiate involuntary bankruptcy proceedings.

(n)          Foreign Corrupt Practices.

(i)	Except to the extent the following have not had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, or employees and to the best of the Company’s knowledge any representatives, distributors, consultants or agents acting directly for or on behalf of the Company or its Subsidiaries has, in the course of his, her or its actions for or on behalf of the Company or its Subsidiaries (1) made, offered, promised, or authorized any illegal contributions, gifts, entertainment or payments of other expenses, in each case from corporate funds, related to political activity, (2) unlawfully made, offered, promised, or authorized the giving of anything of value, or any direct or indirect unlawful payments to any foreign or domestic Government Official (as defined below) for the purpose of (A) influencing any act or decision of such person in their capacity as a Government Official, (B) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (C) securing any improper advantage or (D) inducing a Government Official to influence or affect any act or decision of any Governmental Authority (as defined below) in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage, (3) made, offered, promised, or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any Government Official or (4) violated any provision of the Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or any other applicable laws, regulations or conventions to which the Company or any of its Subsidiaries is subject relating to corruption (governmental or commercial), bribery, money laundering, political contributions or gifts, entertainment, and gratuities, involving or to any Governmental Authority or any Government Official or commercial entity, including all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions (collectively, “Other Anticorruption Laws”). Since January 1, 2014, none of the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with the FCPA, the Bribery Act or any Other Anticorruption Law. Neither the Company nor its Subsidiaries have received any written notice, request, or citation for any actual or potential noncompliance with any of the foregoing in this Section 2.1(n). As used in this Agreement, “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof. “Government Official” means (w) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (x) any political party or party official or candidate for political office, (y) a Politically Exposed Person as defined by the Financial Action Task Force or any (z) company, business, enterprise or other entity controlled by any person described in the foregoing clause (w), (x), or (y) of this definition.

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(ii)	The Company believes that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA. The operations of the Company and its Subsidiaries have been conducted at all times in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, and all applicable money laundering-related laws of other jurisdictions where the Company and its Subsidiaries conduct business or own assets, and any related or similar law issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”). No proceeding by or before any Governmental Authority involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.

(o)          Sarbanes-Oxley Act.  Each of the Company and each Subsidiary is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

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(p)          Transactions With Affiliates.  Except as set forth in the SEC Reports or on Schedule 2.1(p), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the best knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(q)          Indebtedness. Except as set forth on Schedule 2.1(q) or as otherwise incurred in the ordinary course of business since the date of the most recent consolidated financial statements of the Company and its subsidiaries contained in the SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding material Indebtedness (as defined below) that is not set forth in such consolidated financial statements and that would be required to be set forth in consolidated financial statements that are prepared in accordance with GAAP, or (ii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement: (1) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (2) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(r)          Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Authority, self-regulatory organization or body pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or any of the other Transaction Documents or (ii) would, if there were an unfavorable decision, ruling or finding, have or reasonably be expected to result in a Material Adverse Effect.  To the best knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(s)          Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)          Employee Relations.  None of the Company or any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or other labor organization.  To the best knowledge of the Company, no employees of the Company or any of its Subsidiaries are represented by any labor union or other labor organization.  To the best knowledge of the Company there are no activities or proceedings of any labor union or other labor organization to organize any employees of the Company or any of its Subsidiaries and no demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or other labor organization.  The Company believes that its and its Subsidiaries’ relations with their respective employees are good.  There are no pending or, to the best knowledge of the Company, threatened, and in the past three (3) years there have been no strikes, lockouts, pickets, slowdowns claims (other than ordinary claims under employee benefit plans), unfair labor charge, disputes, actions, grievances or disciplinary actions pending or, to the best knowledge of the Company, threatened, by or between the Company or any of its Subsidiaries and any of their respective employees.  The Company and its Subsidiaries are in material compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

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(u)          Title.  The Company and its Subsidiaries have good and marketable title to all personal property (exclusive of Intellectual Property Rights, which are addressed in Section 1.2(v)), owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all Encumbrances, except for (i) Encumbrances that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Encumbrances for the payment of Taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries. There is not, under any such real property lease, any material default or breach by the Company or any of its Subsidiaries, nor, to the best knowledge of the Company, by any other party thereto. Except for lease properties of the Company and its Subsidiaries as disclosed in the SEC Reports and as set forth on Schedule 2.1(u), and there are no other real property leases to which the Company or any of its Subsidiaries is a party that provide for annual payments in excess of $50,000.  No portion of such real property leased by the Company or any of its Subsidiaries is sublet or licensed for use to any third party. There is not, under any such real property lease or sublease, any material default or breach by the Company or any of its Subsidiaries or, to the best knowledge of the Company, by any other party thereto.  None of the Company or any of its Subsidiaries owns any real property.

(v)         Intellectual Property.

(i)	As used in this Agreement, “Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: (a) all inventions and discoveries (whether or not patentable and whether or not reduced to practice), all improvements thereto and all statutory invention registrations, patent disclosures, issued patents and patent applications, and any divisionals, continuations, continuations-in-part, renewals, reexaminations, substitutions, extensions, or reissues thereof, and the rights related thereto; (b) all trademarks, service marks, trade dress, trade names, and Internet domain names, brand names, corporate names, URLs, and other identifiers of source or goodwill, (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof; (c) all works of authorship and all rights therein (including moral rights), and all copyrights, whether registered or unregistered, all copyright registrations, and applications for copyright registration, and any extensions or renewals thereof; (d) all trade secrets and other forms and types of confidential or non-public information, including business, financial, research or development, pricing and cost, or technical information, concepts, ideas, designs, processes, procedures, techniques, specifications, operating and maintenance manuals, drawings, methods, know-how, data, databases, formulas, compositions, methods, customer and supplier lists, business and marketing plans, proposals, and invention disclosures (whether or not patentable, but in each case excluding any rights in respect of any of the foregoing that comprise or are protected by issued patents) and the trade secret rights that are related thereto; (e) all computer programs, software, systems and code, including all source code, object code, development and design tools, library functions, compilers and documentation related thereto and all databases and data collections (collectively, “Software”); (f) databases and data collections and all rights therein; and (g) all rights to prosecute and perfect the foregoing through administrative prosecution, registration, recordation, or other proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing infringement, misuse or misappropriation.

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(ii)	Except to the extent the following would not have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries exclusively own all right, title and interest in and to all Intellectual Property owned or purported to be owned by the Company or its Subsidiaries (the “Owned Intellectual Property”), free and clear of all Encumbrances, and have valid and enforceable license to use all Intellectual Property that the Company and/or any of its Subsidiaries is granted a license to use or is otherwise permitted to use by any Person in connection with the operation of the businesses of the Company and its Subsidiaries (together with the Owned Intellectual Property, the “Company Intellectual Property”). The Company Intellectual Property constitutes all Intellectual Property necessary to conduct the businesses of the Company and its Subsidiaries as currently conducted.

(iii)	Schedule 2.1(v)(iii) sets forth a true and complete list of all registrations and applications for the registration with a Governmental Authority or Internet domain name registrar of Owned Intellectual Property (collectively, the “Registered Intellectual Property”), indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner. Except to the extent the following would not have, individually or in the aggregate, a Material Adverse Effect, each item of Registered Intellectual Property is (a) valid, subsisting and enforceable, (b) currently in compliance with any and all formal legal requirements necessary to maintain the validity and enforceability thereof and record and perfect the Company’s and/or its Subsidiaries’ interest therein, and (c) not subject to any outstanding order, judgment, injunction, decree, ruling or agreement adversely affecting the Company’s or any of its Subsidiaries’ use thereof or rights thereto, or that would impair the validity or enforceability thereof.

(iv)	There is no pending or threatened claim by any third party contesting or challenging (a) the ownership, validity, registrability or enforceability of any Owned Intellectual Property, or (b) the ownership or right to use by the Company or any of its Subsidiaries of any Company Intellectual Property.

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(v)	Schedule 2.1(v)(v) sets forth a true and complete list of each agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and pursuant to which (a) any Intellectual Property is licensed by the Company or any of its Subsidiaries to any Person, excluding non-exclusive licenses granted to customers in the ordinary course of business, or (b) any Intellectual Property is licensed by any Person to the Company or any of its Subsidiaries, excluding (i) agreements for commercially available third party Software, and (ii) agreements with content entertainment group suppliers pursuant to which rights to distribute content or titles in the ordinary course of business are granted to the Company or any of its Subsidiaries (collectively, the “Company IP Agreements”). Each Company IP Agreement is in full force and effect and is enforceable against the Company and there does not exist under any Company IP Agreement any default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of the Company or, to the knowledge of the Company and its Subsidiaries, on the part of any other party to such Company IP Agreement.

(vi)	The operation of the businesses of the Company and its Subsidiaries as currently conducted and as has been conducted during the past five (5) years does not infringe, violate or misappropriate any Intellectual Property of any third party or constitute contributory infringement, inducement of infringement or unfair competition or trade practices under the laws of any jurisdiction. There is no claim, action or proceeding pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries by any Person alleging that such Company or Subsidiary infringes, misappropriates or otherwise violates the Intellectual Property rights of such Person. To the knowledge of the Company and its Subsidiaries, no Person is engaging in any activity that infringes, misappropriates or otherwise violates or conflicts with any Owned Intellectual Property, and there is no claim, action or proceeding pending or threatened by the Company or any of its Subsidiaries against any Person alleging such Person is engaged in any such activity.

(vii)	The Company and each of its Subsidiaries have taken reasonable measures to maintain the confidentiality of all confidential information used or held for use in the operation of their businesses and all other confidential Company Intellectual Property. No confidential information, trade secrets or other confidential Company Intellectual Property have been disclosed by the Company or any of its Subsidiaries to, or to the knowledge of the Company and its Subsidiaries discovered by, any Person except pursuant to appropriate non-disclosure or license agreements that (a) obligate such Person to keep such material confidential information, trade secrets or other confidential Company Intellectual Property confidential both during and after the term of such agreement, and (b) are valid, subsisting, in full force and effect and binding on the parties thereto and with respect to which neither the Company, its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any other party thereto, is in default thereunder and no condition exists that with notice or the lapse of time or both could constitute a default thereunder.

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(viii)	The Company and its Subsidiaries have taken reasonable steps to protect and maintain the Owned Intellectual Property. Without limiting the foregoing, the Company and its Subsidiaries have and enforce policies requiring each employee, consultant and independent contractor who have created Intellectual Property for or on behalf of the Company or any of its Subsidiaries to execute a proprietary rights assignment and confidentiality agreement substantially in the form provided to the Purchaser, and all current and former employees, consultants and independent contractors of the Company and its Subsidiaries who have created or developed Owned Intellectual Property have executed such an agreement. To the knowledge of the Company and its Subsidiaries, no employee, consultant or independent contractor of the Company or its Subsidiaries is in default or breach of any term of such agreement.

(ix)	Neither the Company nor any of its Subsidiaries has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code for any Software included in the Owned Intellectual Property (the “Company Software”) except for disclosures to employees, contractors or consultants under agreements that prohibit use or disclosure except in the performances of services to the Company or its Subsidiaries. No third party is currently in possession of such source code.

(x)	No Public Software (as defined below) is incorporated into, forms part of, has been used in connection with the development of, or has been distributed with, in whole or in part, any Company Software in a manner which would require that such Company Software (a) be disclosed or distributed in source code form, made available at no charge or otherwise licensed to third parties; (b) be subject to any restriction on the consideration to be charged for the distribution thereof; or (c) be decompiled, disassembled or otherwise reverse-engineered (except as required by applicable law). The Company and each of its Subsidiaries are in compliance with all applicable licenses with respect to any such Public Software. As used herein, “Public Software” means any Software that is, contains, or is derived in any manner from, in whole or in part, any Software that is distributed as freeware, shareware, open source Software (e.g., Linux) or similar licensing or distribution models.

(w)          Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) are not subject to any claims, actions, suits, proceedings, remedial action obligations or investigations pursuant to Environmental Laws where, in each of the foregoing clauses (i), (ii), (iii) and (iv), the failure to so comply, or the claim, action, suit, proceeding, remedial action obligation or investigation, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(x)          Taxes.

(i)	The Company and each of its Subsidiaries:

(1)	has timely made or filed or caused to be filed on its behalf (taking into account any extension of time to file granted or obtained) with the appropriate Governmental Authorities all income and other material Tax Returns required to be filed by, or for it, and all such Tax Returns are true, correct and complete in all material respects.

(2)	has paid or caused to be paid on its behalf all income and other material Taxes that are due and payable by it or on its income (whether or not shown on any Tax Return as owing), except those being contested in good faith and for which adequate reserves have been created on its financial statements in accordance with GAAP;

(3)	with respect to all income and other material Taxes incurred by it and that are not yet due and payable by it or with respect to it, (A) has adequately accrued and adequately disclosed such amounts on its financial statements in accordance with GAAP, and (B) for periods not covered by the financial statements, has accrued on its books provisions adequate for the payment of such Taxes; and

(4)	has not incurred any liability for income or other material Taxes since the date of the Balance Sheet outside of the ordinary course of business.

(ii)	Except as set forth on Schedule 2.1(x), no examination, audit or other proceeding conducted by any Governmental Authority with respect to the Company or any of its Subsidiaries is currently in progress and, to the best knowledge of the Company, no such examination, audit or proceeding has been threatened. Except as set forth on Schedule 2.1(x), within the last three (3) years, no written claim has been received from a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Tax or file Tax Returns that the Company or such Subsidiary is, or may be subject to, Taxation by that jurisdiction, and, to the best knowledge of the Company, there is no basis in applicable law for such a claim.

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(iii)	Except as set forth on Schedule 2.1(x), neither the Company nor any of its Subsidiaries (1) has entered into an agreement or waiver (that has not expired) or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, (2) has entered into a “closing agreement,” as described in Section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”), or (3) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

(iv)	Neither the Company nor any of its Subsidiaries (1) has been a member of a consolidated, combined, unitary, or affiliated Tax group (other than a consolidated, combined, unitary, or affiliated Tax group of which the Company is the common or ultimate parent) or (2) has any liability for Taxes of another Person (except the Company or any of its Subsidiaries) by reason of having been a member of a consolidated, combined, unitary, or affiliated Tax group, by operation of law, as a transferee or successor, by contract (other than a customary commercial contract the principal subject matter of which is not Taxes and which was entered into in the ordinary course of business) or otherwise.

(v)	Within the past two (2) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355 of the Code.

(vi)	Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(vii)	Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in Sections 2.1(x), 2.1(bb), and 2.1(c)(c) are the sole and exclusive representations and warranties of the Company and its Subsidiaries relating to Tax matters.

(viii)	For purposes of this Agreement: (1) “Tax” or “Taxes” means any tax of any kind whatsoever, as well as any similar duty, levy, or other governmental charge, in each case, whether disputed or not, and together with any interest, penalty, or addition to tax imposed with respect thereto and (2) “Tax Return” means any return, report or form (including any written elections, claims for refund, declarations, amendments, schedules, information returns and statements, and schedules and attachments thereto) filed or required to be filed with a Governmental Authority with respect to Taxes.

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(y)          Internal Accounting and Disclosure Controls. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Securities Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial offices, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except for the material weakness disclosed in the Company’s SEC Reports, the Company has not received any notice or correspondence from any accountant or Governmental Authority relating to any other potential material weakness in any part of the internal controls over financial reporting of the Company or the Company’s disclosure controls and procedures.

(z)          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Securities Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(aa)         Investment Company Status.  The Company is not, and upon consummation of the sale of Purchase Shares will not be, an “investment company,” and affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, and “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(bb)         U.S. Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, or has ever been, a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

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(cc)         Employee Benefit Plans.

(i)	“Company Plan” means each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other material employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, vacation, sick, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefit or compensation plan, program, policy, practice, contract, agreement or other arrangement of any kind, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to, or required to be maintained or contributed to, or with respect to which any potential liability is borne by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates for the benefit or any current or former employee, director or consultant (or their respective beneficiaries) of the Company or any of its Subsidiaries. For purposes of this Agreement, “ERISA Affiliate” means all employers (whether or not incorporated) that are treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

(ii)	Schedule 2.1(cc) lists each material Company Plan. With respect to each Company Plan, the Company has made available to Purchaser, to the extent applicable, true, correct and complete copies of (1) all documents embodying such Company Plan, (2) written descriptions of any material Company Plans that are not set forth in a written document, (3) the most recent summary plan description together with the summary or summaries of material modifications thereto, (4) the most recent annual actuarial valuation, (5) the most recent annual report (Form 5500 or 990 series and all schedules and financial statements attached thereto), and (6) all material correspondence to or from the U.S. Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority received in the last three years.

(iii)	Each Company Plan has been established, operated and administered in all material respects in compliance with its terms and all applicable laws, including ERISA and the Code. The Company and each ERISA Affiliate have performed in all material respects all obligations required to be performed by them under each Company Plan. With respect to the Company Plans, no event has occurred and no condition or set of circumstances exists in connection with which the Company or any ERISA Affiliate would reasonably expect to be subject to any material liabilities (other than for liabilities with respect to routine benefit claims) under the terms of, or with respect to, such Company Plans, ERISA, the Code or any other applicable law.

(iv)	No Company Plan is or, at any time within the past six years, has been subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, and neither the Company nor any ERISA Affiliate maintains, participates in or contributes to, or is obligated to contribute to, or has incurred any withdrawal liability under, any Multiemployer Plan (as defined in Section 3(37) of ERISA).

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(v)	Neither the Company nor any of its Subsidiaries has any binding commitment to modify, change or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA or the Code, that, in the case of any modification or change, would increase the expense of maintaining such Company Plan above the level or expense incurred with respect to that plan for the most recently completed fiscal year.

(vi)	Each Company Plan that is intended to be qualified under Section 401(a) of the Code is subject to or permitted to rely upon a current determination or opinion letter to the effect that such Company Plan is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected cause the loss of such qualification.

(vii)	Except as required by applicable law, no Company Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits. Except as set forth on Schedule 2.1(cc), neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Proposed Transactions will, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Plan, (iv) otherwise give rise to any material liability under any Company Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan on or following the Closing, (vi) require a “gross-up,” indemnification for, or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code due to the imposition of the excise tax under Section 4999 of the Code on any payment to such disqualified individual or (vii) result in the payment of any amount that would not be deductible under Section 280G of the Code. The Company has made available to the Purchaser true, correct and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the Proposed Transactions.

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(viii)	Except for the employment agreements listed on Schedule 2.1(cc), each Company Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to Purchaser, the Company or any of its Subsidiaries other than ordinary administration expenses typically incurred in a termination event.

(ix)	Each Company Plan that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder, or an exemption therefrom. Neither the Company nor any Subsidiary has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code or otherwise.

(dd)         Employee Matters.

(i)	To the best of the Company’s knowledge, the Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices (including equal employment opportunity laws), terms and conditions of employment, immigration, workers’ compensation, compensation and benefits, worker classification, exempt and non-exempt status, affirmative action, plant closings, employee and data privacy and wages and hours (“Employment Practices”). Except as would not be expected to result in a Material Adverse Effect, as of the date of this Agreement, (1) there are no actions pending or scheduled by any Governmental Authority or, to the best knowledge of the Company, threatened, pertaining to the Employment Practices of the Company or any of its Subsidiaries and (2) no complaints relating to Employment Practices of the Company or any of its Subsidiaries have been filed with any Governmental Authority or submitted in writing to the Company or any of its Subsidiaries and to the best knowledge of the Company, no such complaints are threatened.

(ii)	All payments due from the Company and any of its Subsidiaries on account of any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or any of its Subsidiaries, and employee health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of the Company or its Subsidiaries.

(iii)	Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar slate or local law that remains unsatisfied.

(iv)	No individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any employee benefit plan, and neither the Company nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, with respect to any misclassification of any employee as exempt versus non-exempt, or with respect to any employee leased from another employer.

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(v)	As of the date hereof, no senior executive or other key employee of the Company or any of its Subsidiaries has stated his or her intention to terminate his or her employment prior to or as a result of or following the consummation of the transactions contemplated by this Agreement.

(ee)         Privacy. The Company and its Subsidiaries have in place privacy policies regarding the collection, use and disclosure of Personal Information (as defined below) in their possession, custody or control, or otherwise held or processed on their behalf. The Company and its Subsidiaries are and have been (and following the consummation of the Proposed Transactions will be) in compliance in all material respects with all Information Privacy and Security Laws (as defined below), agreements to which they are parties that contain, involve or deal with Personal Information, and their own rules, policies and procedures relating to privacy, data protection, and the collection and use of, Personal Information. None of the Company or any of its Subsidiaries has been notified of or is the subject of any action, suit, inquiry, investigation or proceeding related to data security or privacy or alleging a violation of any of its privacy policies or any Information Privacy and Security Law, nor, to the best knowledge of the Company, is any such claim, inquiry, investigation or proceeding threatened. The Company and its Subsidiaries have taken all measures reasonably necessary or appropriate to protect and maintain the confidentiality of all Personal Information collected by or on behalf of the Company or any of its Subsidiaries and to maintain the security of their data storage practices for Personal Information, in each case, in accordance with all applicable Information Privacy and Security Laws and consistent with commercially reasonable industry practices applicable to such types of data gathered and maintained in the industry in which the Company and its Subsidiaries conduct their business. To the best knowledge of the Company, there has been no unauthorized access, use, or disclosure of Personal Information in the possession or control of the Company or any of its Subsidiaries. For purposes of this Agreement: (i) “Personal Information” means, collectively, any information or data that can be used, directly or indirectly, alone or in combination with other information possessed or controlled by the Company or its Subsidiaries, to identify an individual and any other information or data that, in the manner such information is possessed or controlled by the Company or its Subsidiaries, is associated with any individual (including name, address, telephone number, email address, photograph, credit or payment card information, bank account number, financial data or account information, password combinations, customer account number, date of birth, government-issued identifier, social security number, race, ethnic origin/nationality, and mental or physical health or medical information) or that is otherwise governed, regulated or protected by one or more Information Privacy and Security Laws; and (ii) “Information Privacy and Security Laws” means all applicable laws relating to privacy, data privacy, data protection, data security and anti-spam, and all applicable regulations promulgated by any governmental authority thereunder, including but not limited to, the Gramm-Leach-Bliley Act, the Federal Information Security Management Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Video Privacy Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Health Insurance Portability and Accountability Act, state data security laws, state social security number protection laws, state data breach notification laws, and laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing) and all equivalent laws of any other jurisdiction.

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(ff)         Information Technology. The Company and its Subsidiaries’ IT Systems (as defined below): (i) constitute all information technology assets necessary to conduct the businesses of the Company and its Subsidiaries in the manner in which their businesses are currently conducted, (ii) are adequate, sufficient and satisfactory in all material respects (including with respect to working condition, capacity, data storage and transmittal capability, functionality and performance) for the operations of the businesses of the Company and its Subsidiaries, (iii) are maintained and in good working condition, (iv) have functioned consistently and accurately in all respects since being installed, (v) do not contain any disabling codes or instructions, “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other Software routines or hardware components that significantly disrupt or adversely affect the functionality of any IT Systems or other Company Software or systems and (vi) have not suffered any material failure, security breach or unauthorized intrusion within the past five (5) years.  There are no substantial alterations, modifications or updates to the Company’s or its Subsidiaries’ IT Systems intended or required currently or that will be required in the near future for the operations of their businesses as currently conducted and as currently contemplated to be conducted. The Company and its Subsidiaries have implemented reasonable backup, security and disaster recovery measures and technology consistent with industry practices and no Person has gained unauthorized access to any Company IT Assets. “IT Systems” means all computers, software, hardware, firmware, middleware, servers, systems, sites, circuits, networks, source code, object code, development tools, workstations, routers, hubs, switches, interfaces, platforms, data communications lines, websites, data, and all other telecommunications and information technology assets and equipment, and all associated documentation, in each case, (1) owned by the Company or any of its Subsidiaries or (2) used or held for use by the Company or any of its Subsidiaries, including pursuant to any and all outsourced or cloud computing based arrangements.

(gg)         No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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(hh)         Material Contracts.

(x) Schedule 2.1(hh) sets forth an accurate and complete list of each contract to which the Company or any Subsidiary is a party or which binds or affects their respective properties or assets, and which falls within any of the following categories:

(i)	any material joint venture, partnership, strategic alliance, limited liability or other similar Contract related to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture in which the Company or any Company Subsidiary owns any interest, or any Contract involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any other Person. For the purpose of this Agreement, “Contracts” means any of the legally binding agreements, arrangements, commitments, understandings, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Indebtedness, purchase and sales orders, letters of credit, undertakings, licenses, instruments, obligations and other legally binding commitments to which a Person is a party or to which any of the assets of such Person or its Subsidiaries are subject, whether oral or written.

(ii)	Contracts (other than purchase orders) between the Company or any Company Subsidiary and any of their ten largest exhibitors (as determined on the basis of aggregate number of screens subject to contracts with the Company or any Company Subsidiary during the fiscal year ended March 31, 2017);

(iii)	Contracts (other than purchase orders) between the Company or any Company Subsidiary and any of the seven largest digital cinema studio customers in each of the Phase I and Phase II deployment segments of the Company (as determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries during the fiscal year ended March 31, 2017);

(iv)	Contracts (other than purchase orders) between the Company or any Company Subsidiary and any of the twenty largest content entertainment group suppliers from which contents or rights to distribute titles are licensed to the Company or any of its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries during the fiscal year ended March 31, 2017);

(v)	Contracts (other than purchase orders) between the Company or any Company Subsidiary and any distributors with regard to the physical sale of content supplied by the Company or any of its Subsidiaries to the twenty largest content entertainment group retail customers (as determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries during the fiscal year ended March 31, 2017);

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(vi)	Contracts (other than purchaser orders) between the Company or any Company Subsidiary and any of the twenty (20) largest digital online distributors (as determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries during the fiscal year ended March 31, 2017);

(vii)	Contracts (other than purchaser orders) between the Company or any Company Subsidiary and all over-the-top customers as of the date of this Agreement;

(viii)	Contracts that restrict or purport to restrict the Company or its Subsidiaries from competing or engaging in any line of business or with any Person or in any geographic area or during any period of time that would have a Material Adverse Effect;

(ix)	Contracts in which the Company that provide for payments in excess $250,000 that (A) grant any exclusive license or exclusive supply or distribution agreement to any products and services of the Company, (B) grant any right of first refusal, or similar right to acquire exclusive rights or ownership with respect to any products and services of the Company, or Company Intellectual Property, or (C) contain any provision that requires the purchase of all or a given portion of the Company’s or any Company Subsidiary’s requirements for products or services from a given third party, or any other similar provision;

(x)	Leases, subleases, occupancy agreements or other Contracts concerning the use, occupancy, management or operation of, or evidencing any interests in, any real property to which the Company or any Company Subsidiary is party that provide for annual payments in excess of $50,000;

(xi)	Contracts that contain obligations of the Company or any Company Subsidiary secured by a material lien, or interest rate or currency hedging agreements, in each case in connection with which the aggregate actual or contingent obligations of the Company and the Company Subsidiaries under such Contract are in excess of $250,000;

(xii)	Contracts relating to Indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $250,000 and which may be prepaid on not more than thirty (30) days’ notice without the payment of any penalty;

(xiii)	Contracts under which the Company or any Company Subsidiary have any obligations which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of any business, property or assets, or any capital stock or equity interest of any Person (whether by merger, sale of stock, sale of assets or otherwise) other than in the ordinary course of business and with a purchase price in excess of $250,000;

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(xiv)	any Contract with a Governmental Authority;

(xv)	Company IP Agreements;

(xvi)	collective bargaining agreement or other Contract with any labor union;

(xvii)	Contract entered into in connection with the settlement or other resolution of any action or order that has any continuing material obligations, liabilities or restrictions or involved payment of more than $250,000;

(xviii)	Contract providing for indemnification by the Company or any Company Subsidiary of any officer, director or employee of the Company or any Company Subsidiary;

(xix)	any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or any other Contract that if terminated or expired without being renewed would have a Material Adverse Effect.

(y) Each Contract set forth on Schedule 2.1(hh) is referred to herein as a “Material Contract” although the parties acknowledge that such designation does not signify or imply that any such document qualifies as a “definitive material agreement” under Regulation S-K, Item 601(b)(10) promulgated under the Exchange Act. Accurate and complete copies of each Material Contract have been made available by the Company, or publicly filed with the SEC.

(z) Each Material Contract is a legally valid, binding and enforceable obligation of the Company or the Subsidiaries, as applicable, and, to the knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, (ii) each of the Company and each Subsidiary has in all material respects performed the obligations required by it under each Material Contract, (iii) neither the Company nor any Subsidiary has received written notice of, or otherwise has any knowledge of, any material violation or material default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract and (iv) neither the Company nor any Subsidiary has received any written notice from any other party to terminate any such Material Contract.

(a)          Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the certificate of incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise that can be waived by approval of the board of directors and which is or could become applicable to the Purchaser as a result of the Proposed Transactions. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable to the Proposed Transactions any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Shares or a change in control of the Company or any of its Subsidiaries.

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(b)          Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the best of the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(c)          CFIUS. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any agency of the U.S. Government other than the filing of a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to the Exon-Florio Amendment to the Defense Production Act of 1950, 50 U.S.C. app. § 2170, as amended (“Exon-Florio”) and the receipt of CFIUS Approval. As used in this Agreement, “CFIUS Approval” means (i) a written notification issued by CFIUS that it has determined that the transactions contemplated by this Agreement are not a “covered transaction” pursuant to Exon-Florio, (ii) a written notification issued by CFIUS that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and CFIUS has concluded all action with respect to its review (or, if applicable, investigation) of the transactions contemplated by this Agreement, and such determination is not conditioned upon the commitment of Purchaser to take any action described in Section 3.11, or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the transactions contemplated by this Agreement, and either (A) the period under Exon-Florio during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by this Agreement has expired without any such action being announced or taken, or (B) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement and has not required Purchaser to take any action described in Section 3.11.

(d)          Solvency.  As of the Closing, after giving effect to the Proposed Transactions, the Company will not: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay as they become due.

Section 2.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

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(a)          Due Formation. The Purchaser is a company duly incorporated as a company with limited liability, validly existing and in good standing under the laws of the British Virgin Islands, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

(b)          Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)          Consents. Neither the execution and delivery by the Purchaser of the Transaction Agreements nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Purchaser of the Transaction Agreements in accordance with their terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(e)          No Conflict. Neither the execution and delivery by Purchaser of the Transaction Agreements, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, Purchaser.

(f)          Status and Investment Intent.

(i)	Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchase Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)	Purchase Entirely for Own Account. The Purchaser is acquiring the Purchase Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchase Shares in violation of the Securities Act or any other applicable state securities law.

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(iii)	Restricted Securities. The Purchaser acknowledges that the Purchase Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Purchase Shares may only be offered, sold or otherwise transferred (i) to the Company, (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

(iv)	No Broker. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

ARTICLE III

COVENANTS

Section 3.1           Debt Restructuring. The Purchaser agrees that it will, within sixty (60) days after the Closing, provide additional financing in the form of a loan in the amount of ten million United States dollars ($10,000,000), with reasonable market terms and conditions satisfactory to the Purchaser and the Company. The Purchaser further agrees to, following the Closing, work together with the Company with the goal of restructuring part of the remaining debt of the Company or its Subsidiaries, upon prevailing market terms reasonably acceptable to the Company, contemplating an additional seventy million United States dollars ($70,000,000) in funding from the Purchaser or another source identified by the Purchaser (inclusive of the foregoing $10,000,000 loan).

Section 3.2           Form D and Blue Sky. The Company agrees to file with the SEC a Form D with respect to the sale of the Purchase Shares as required under Regulation D and to make any filings and reports relating to the offer and sale of the Purchase Shares required under applicable securities or “Blue Sky” laws of the states of the United States, and to provide copies thereof to the Purchaser promptly after any such filing.

Section 3.3           Use of Proceeds. The Company shall use the proceeds from the sale of the Purchase Shares (i) for repayment of outstanding debt; (ii) to pay any expenses resulting from (including those accelerated by) the consummation of the Proposed Transactions; (iii) to pay the fees and expenses incurred in connection with the negotiation, execution, delivery and performance of the Transaction Documents and the consummation of the Proposed Transactions; and (iv) for general corporate and working capital purposes.

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Section 3.4           Listing. The Company shall use its reasonable best efforts to maintain the common stock’s listing or authorization for quotation (as the case may be) on the Principal Market, the NYSE MKT, the New York Stock Exchange, the Nasdaq Capital Market, or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market.

Section 3.5           Publicity. On or before 5:30 p.m., New York City time, on the fourth (4th) Business Day after the date of this Agreement, the Company will: (i) issue a press release reasonably acceptable to the Purchaser disclosing all the material terms of the Proposed Transactions and (ii) file a Current Report on Form 8-K describing all the material terms of the Proposed Transactions, in the form required by the Exchange Act (the “8-K Filing”). Subject to the foregoing, none of the Company, any of its Subsidiaries, the Purchaser, or any of the Purchaser’s Affiliates shall issue any press releases or any other public statements with respect to the Proposed Transactions; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (1) in substantial conformity with the 8-K Filing and (2) as is required by applicable law and regulations.

Section 3.6           Integration. Unless otherwise consented to by the Purchaser, none of the Company, any of its Affiliates, or any person acting on behalf of the Company or any of its Affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Purchase Shares in a manner which would require the registration of the Purchase Shares under the Securities Act.

Section 3.7           Notice of Disqualification Events. The Company will notify the Purchaser in writing if prior to the Closing Date there occurs (i) any Disqualification Event relating to any Issuer Covered Person or (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

Section 3.8           Proxy Statement; Special Meeting.

(a)          The Company, at the direction of the Board of Directors, shall, in accordance with applicable law and the Certificate of Incorporation and Bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable after the mailing of the Proxy Statement (as defined below) to the Company’s stockholders (and in any event no later than forty-five (45) days after the mailing of the Proxy Statement) for the purpose of considering and taking action on proposals to (1) if required to consummate the Proposed Transactions, amend and restate the Company’s certificate of incorporation to increase the number of authorized Shares (the “Authorized Shares Proposal”), remove certain transfer restrictions set forth in Section 4.4 of the Certificate of Incorporation (the “Transfer Restriction Removal Proposal”), and eliminate the Class B common stock and the Series B Junior Participating Preferred Stock (the “Elimination Proposal”), (2) approve the issuance and sale of the Purchase Shares hereunder pursuant to Nasdaq Listing Rule 5635 (the “Nasdaq Approval Proposal”), and (3) approve the Plan (the “Plan Proposal”). The Authorized Shares Proposal, the Transfer Restriction Removal Proposal, the Elimination Proposal, the Nasdaq Approval Proposal, and the Plan Proposal are referred to as the “Proxy Proposals.”

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(b)          As soon as reasonably practicable after the date hereof, the Company, at the direction of the Board of Directors, shall prepare and file with the SEC, pursuant to and in accordance with Regulation 14A under the Exchange Act, a proxy statement (the “Proxy Statement”) and form of proxy for the consideration and approval by the holders of Shares of the Proxy Proposals and shall cause the Proxy Statement and form of proxy to be disseminated to holders of Shares in accordance with the applicable requirements of the Exchange Act and applicable law.  The Proxy Statement shall include the notice of meeting in the form required by the Delaware General Corporation Law.  The Purchaser shall promptly furnish to the Company all information concerning the Purchaser that may be required by applicable law or reasonably requested by the Company for inclusion in the Proxy Statement.  The Company agrees (1) to use its reasonable best efforts to ensure that the Proxy Statement and form of proxy as filed by it will comply in all material respects with the applicable provisions of the Exchange Act and (2) that the information in the Proxy Statement and form of proxy (excluding any information supplied to the Purchaser by or on behalf of the Purchaser for inclusion therein) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Purchaser agrees that the information in the Proxy Statement that was supplied by it to the Company for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company agrees to use its commercially reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the Proxy Statement and form or proxy, and each of the Company and the Purchaser agrees to promptly correct any information provided by it for use in the Proxy Statement and form of proxy if and to the extent that such information shall become false or misleading in any material respect or as otherwise required by applicable law.  The Company shall use its commercially reasonable efforts to take all steps necessary to amend or supplement the Proxy Statement and form of proxy and to cause the Proxy Statement and form of proxy, as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of Shares, in each case as and to the extent required by applicable law.  The Purchaser and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement and form of proxy (including any amendments or supplements thereto) before they are filed with the SEC or disseminated to holders of Shares entitled to vote at the Stockholder Meeting.  The Company shall provide the Purchaser and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel receives from the SEC or its staff with respect to the Proxy Statement and form of proxy promptly after the receipt of such comments and shall give the Purchaser and its counsel a reasonable opportunity to review and comment on any proposed written or oral responses to such comments.

(c)          The Board of Directors shall recommend that the holders of Shares approve the Proxy Proposals (the “Stockholder Vote Recommendations”) and shall cause the Stockholder Vote Recommendations to be included in the Proxy Statement.  Subject to Section 3.10, unless this Agreement has been terminated pursuant to Section 4.2, the Board of Directors shall not withdraw, modify or qualify the Stockholder Vote Recommendations in any manner or publicly propose to do so.

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Section 3.9           Conduct of Business. Except with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Schedule 3.9, or as required by applicable law, from the date hereof until the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization and relationships with third parties and to keep available the services of its present officers and key employees.  The Company and its Subsidiaries shall not take any action that is not otherwise expressly contemplated by this Agreement (including the schedules hereto) that would adversely affect or delay in any material respect the consummation of the Proposed Transactions, it being acknowledged and agreed that nothing herein shall limit the Company’s right to terminate this Agreement pursuant to and in accordance with Section 4.2.  Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except (A) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), (B) as expressly contemplated by this Agreement or (C) set forth in Schedule 3.9, the Company shall not, nor shall it permit nor procure any of its Subsidiaries to:

(i)	amend the Certificate of Incorporation, Bylaws or other similar organizational documents of the Company or any of its Subsidiaries;

(ii)	(1) split, combine or reclassify any shares of its capital stock, (2) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (c) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company securities;

(iii)	(1) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company securities, other than the issuance of Company securities (x) upon the exercise or conversion of stock options, warrants or other convertible securities of the Company issued and outstanding as of the date hereof and solely in accordance with the terms of such stock options, warrants or convertible securities, (y) in connection with the payment of dividends on the Company’s Series A 10% Non-Voting Cumulative Series A Preferred Stock for the fiscal quarters ending June 30, 2017 and September 30, 2017, and (z) in connection with the payment of obligations not to exceed 100,000 Shares, or (2) amend any term of any outstanding Company security;

(iv)	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any amount of assets, securities, properties, interests or businesses, other than in the ordinary course of business;

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(v)	sell, lease, transfer, encumber, dispose of or otherwise subject to any Encumbrance, any of its tangible or intangible assets, other than in the ordinary course of business consistent with past practice;

(vi)	disclose any trade secret or confidential information (other than subject to commercially reasonable confidentiality and non-disclosure restrictions) or sell, lease, transfer, encumber, license, sublicense, covenant not to assert, abandon, allow to lapse, dispose of or otherwise subject to any Encumbrance, any of its Intellectual Property, securities, interests or businesses, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

(vii)	make any loans, advances or capital contributions to, or investments in, any other Person (other than (1) loans or advances between and among the Company and/or any of its direct or indirect wholly or majority owned Subsidiaries and (2) capital contributions to or investments in direct or indirect wholly- or majority owned Subsidiaries);

(viii)	incur any Indebtedness, other than pursuant to existing credit facilities and similar agreements disclosed in the SEC Reports, in each case as in existence on the date hereof other than as set forth on Schedule 3.9;

(ix)	other than as required by applicable law, or as required under any Company Plan or human resources policy in effect as of the date hereof, (1) grant, increase or agree to grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any current or former officer, employee, director, or individual consultant of the Company or any of its Subsidiaries, (2) increase or agree to increase the direct or indirect compensation, commission, bonus, pension, welfare, fringe or other benefits payable to any current or former officer, employee, director, or individual consultant of the Company or any of its Subsidiaries, (3) adopt, enter into, establish, amend, modify or terminate any Company Plan or accelerate the vesting or payment of any rights, compensation or benefits pursuant to any Company Plan, (4) terminate the employment of any officer of the Company or any of its Subsidiaries other than terminations of employment for cause, (5) grant any new awards under any Company Plan, (6) amend or modify any outstanding award under any Company Plan, (7) forgive any loans, or enter into or make any loans to any of its current or former officers, employees, directors, or individual consultants of the Company or any of its Subsidiaries, (8) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, or (9) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company (other than (i) as part of the Company’s ongoing cost reduction initiative or (ii) routine individual employee terminations in the ordinary course of business consistent with past practice and in compliance with applicable law);

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(x)	change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X under the Exchange Act, or as agreed to by its independent public accountants;

(xi)	modify, amend or change in any material respect, or terminate, or waive compliance with the terms of or breaches under, or waive, release, assign or terminate any material rights or claims under, any material term of any real property lease or any other Material Contract or enter into a new Material Contract, agreement or arrangement other than as set forth on Schedule 3.9;

(xii)	waive, settle or compromise any action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Authority, self-regulatory organization or body against or affecting the Company or any of its Subsidiaries;

(xiii)	make any capital expenditures with respect to the Company or its Subsidiaries in excess of $100,000;

(xiv)	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries;

(xv)	make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any income or other material Tax Return or file claims for material Tax refunds, prepare any Tax Returns in a manner which is inconsistent with the past practices of the Company or any of its Subsidiaries with respect to the treatment of items on such Tax Returns, enter into any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability; or

(xvi)	agree, resolve or commit to do any of the foregoing.

Section 3.10         No Solicitation.

(a)          Termination of Existing Discussions. The Company shall, and shall cause each of its Subsidiaries and its and their Representatives to, cease immediately and cause to be immediately terminated any and all existing soliciting activities, discussions and negotiations and access to nonpublic information with, to or by any Person (other than the Purchaser or any of its Affiliates) regarding any proposal, expression of interest or other communication that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below). The Company has requested, or promptly following the execution and delivery of this Agreement will request, that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal that is still under consideration by the Company to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries. The Company agrees that it will take all necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 3.10. As used in this Agreement, “Representatives” means, with respect to any Person, such Person’s directors, officers, employees and representatives.

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(b)          Prohibition on Soliciting Activities.  Except as expressly permitted by this Section 3.10, from the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with Section 4.2 (the “Non-Solicitation Period”), the Company shall not, and shall not authorize any of its Subsidiaries or any of its or their respective Representatives to, directly or indirectly, (1) solicit, initiate, or knowingly facilitate, encourage or induce (including by means of furnishing any Company information or responding to any communication), any inquiries or the making, announcement or submission to the Company of any proposal or offer that constitutes, or could reasonably be expected to lead to any Acquisition Proposal, (2) enter into, engage, continue or participate in any discussions (except to notify a Person of the existence of the provisions of this Section 3.10 after the Proposed Transaction has been publicly announced) or negotiations with, or furnish any information (whether orally or in writing) relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate with, knowingly assist, or participate in any effort by, any Person (other than the Purchaser and its Affiliates) that has made, has informed the Company of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (3) enter into any Definitive Transaction Agreement (as defined below).  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any of the Company or its Subsidiaries or their respective Representatives shall be deemed to be a breach of this Section 3.10 by the Company.

(c)          Discussions Permitted in Certain Circumstances.  Notwithstanding anything to the contrary contained in this Agreement, including without limitation Section 3.10(b), if at any time during the Non-Solicitation Period, the Company or any of its Representatives receives from any Person a bona fide written Acquisition Proposal and (1) such Acquisition Proposal did not result directly or indirectly from any breach by the Company of this Section 3.10, (2) the Board of Directors and/or a special committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel that, (A) such Acquisition Proposal is, or there is a reasonable possibility that such Acquisition Proposal may lead to, a Superior Proposal (as defined below) and (B) the failure to take the actions referred to below in clauses (I) and (II) of this Section 3.10(c) would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law, and (3) the Company has given the Purchaser prior written notice of its intention to take any such actions, then the Company and its Subsidiaries and its or their respective Representatives shall be permitted to, directly or indirectly, (I) engage in negotiations or discussions with such Person and its Representatives and/or (II) furnish to such Person or its Representatives non-public information relating to the Company or any of its Subsidiaries; provided that such information shall be subject to a confidentiality agreement between the Company and the Person receiving such information that contains confidentiality and standstill obligations and covenants of such Person that the Board of Directors determines in good faith are no less favorable in the aggregate to the Company than the obligations and covenants of the Purchaser contained in the Non-Disclosure Agreement (as defined below), and which confidentiality agreement shall not by its terms restrict, in any manner, the Company’s ability to consummate the Proposed Transactions or to comply with its disclosure obligations to the Purchaser pursuant to this Agreement, and (III) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take.  The Company shall promptly (and in any event within forty-eight (48) hours) make available to the Purchaser any such information that is provided to any such Person by or on behalf of the Company and which was not previously provided to or made available to Purchaser.

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(d)          Company Recommendation.  Except as expressly permitted by Section 3.10(e), the Board of Directors shall not (1) fail to include in the Proxy Statement the Stockholder Vote Recommendations or fail to make the Stockholder Vote Recommendations, (2) change, modify, withhold, qualify or withdraw, or resolve or propose publicly to change, modify, withhold, qualify or withdraw, in each case, in a manner adverse to the Purchaser, the Stockholder Vote Recommendations, or take any public action or make any public statement inconsistent with the Stockholder Vote Recommendations, (3) take any action or make any recommendation or public announcement or filing in response to a tender or exchange offer commenced by any Person(s), other than the Purchaser or any of its Affiliates, other than an express recommendation (made pursuant to Rule 14e-2(a)(1) under the Exchange Act) that the Company’s stockholders reject such tender or exchange offer, or a temporary “stop-look-listen” communication by the Board of Directors, or (4) enter into, approve, adopt or recommend, or resolve or propose publicly to enter into, approve, adopt or recommend, any Acquisition Proposal or any Definitive Transaction Agreement (other than a confidentiality agreement permitted by Section 3.10(c) (any of the foregoing, a “Company Recommendation Change”).

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(e)          Change in Recommendation Permitted in Certain Circumstances.  Notwithstanding anything in this Agreement to the contrary, the Board of Directors shall be permitted to make a Company Recommendation Change solely in the manner and to the extent hereafter expressly set forth in this Section 3.10(e) in response to (1) a Superior Proposal that has been made and has not been withdrawn and continues to be a Superior Proposal and such Superior Proposal did not result from a violation in any material respect of this Section 3.10 or (2) an Intervening Event that has occurred, in each case only if the Board of Directors and/or a special committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors under applicable law.  Notwithstanding any other provision of this Agreement to the contrary, at no time shall the Board of Directors be permitted to make a Company Recommendation Change, unless: (A) the Company notifies the Purchaser in writing of its intention to make a Company Recommendation Change, which notice to the Purchaser shall be delivered by the Company within forty-eight (48) hours before taking such action and specifying the reasons therefor, (I) if the Company Recommendation Change is in response to a Superior Proposal, the identity of the Person making the Superior Proposal, the material terms and conditions of the Superior Proposal (including the consideration offered therein) and a true and complete copy of all material documentation comprising the most current version of such Superior Proposal (including all proposed transaction agreements, including any exhibits and schedules), it being understood and agreed that any material amendment to the financial terms or any other material term of such Superior Proposal (it being understood that any change to the amount or form of consideration shall be deemed to be material) shall require a new notice and a new two (2) Business Day period, or (II) if the Company Recommendation Change is in response to an Intervening Event, a reasonably detailed description of the underlying facts, conditions and circumstances giving rise to the occurrence and continuing existence of such Intervening Event, it being understood and agreed that any material development in an Intervening Event shall require a new notice and a new two (2) Business Day period, (B) for two (2) Business Days following receipt by the Purchaser of such notice, the Company and its Representatives shall negotiate in good faith with the Purchaser and its Representatives with respect to any bona fide proposal from the Purchaser to amend or modify the terms of this Agreement (if the Purchaser, following its receipt of such notice from the Company, has within 24 hours after such receipt, notified the Company in writing that it desires to negotiate such amendment or modification) and (C) if the proposed Company Recommendation Change is in response to (I) a Superior Proposal, the Purchaser does not make, within such two (2) Business Day period of good faith negotiation with the Purchaser, a binding offer in the form of a proposed written definitive amendment to this Agreement (which, if accepted by the Company, shall become a binding definitive agreement between the Purchaser and the Company) that, as determined by the Board of Directors and/or a special committee thereof in good faith, after consultation with its financial advisor and outside legal counsel, is at least as favorable to the Company and its stockholders as such Superior Proposal, or (II) an Intervening Event, the Purchaser does not make, within such two (2) Business Day period of good faith negotiation, a binding offer in the form of a proposed written definitive amendment to this Agreement (which, if accepted by the Company, shall become a binding definitive agreement between the Purchaser and the Company) that, as determined by the Board of Directors and/or a special committee thereof in good faith, after consultation with its financial advisor and outside legal counsel, eliminates the need for the Board of Directors to make a Company Recommendation Change.

(f)          Required Notices.  The Company shall promptly (and in any event, within two (2) Business Days) notify the Purchaser after receipt by the Company or any of its Subsidiaries (or any of its or their Representatives) of (x) any Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person other than the Purchaser or any of its Affiliates that the Company knows is intending to make an Acquisition Proposal and (y) any proposal that would qualify as an Acquisition Proposal but for the fact that such proposal does not meet any of the required 15% thresholds relating to assets and property, consolidated net revenues or net income, consolidated assets, equity or voting securities, or aggregate voting power as set forth in Section 3.10(h)(i) to so qualify, which notice shall include the material terms and conditions of any such Acquisition Proposal, indication or request (including, if applicable, copies of any written requests, proposals or offers, including any proposed Definitive Transaction Agreement) and the identity of the Person or Persons making such Acquisition Proposal, and the Company shall keep the Purchaser reasonably informed on a prompt basis (and in any event, within two (2) Business Days) of any material developments, discussions or negotiations with respect to any such Acquisition Proposal (including any material changes to such Acquisition Proposals) and shall provide copies of all material correspondence and other written materials sent or provided to the Company or any of its Representatives relating to such material developments, discussions or negotiations promptly upon receipt thereof, and in any event within two (2) Business Days.  The terms and existence of, and any other information relating to, any such Acquisition Proposal, and the identity of such Person, shall be subject to the confidentiality obligations imposed on the Purchaser pursuant to the Non-Disclosure Agreement.

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(g)          Unless this Agreement is otherwise terminated in accordance with its terms, the Company shall not take any action to make the provisions of any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar law inapplicable to any transactions contemplated by an Acquisition Proposal.

(h)          As used herein, the following terms shall have the following definitions:

(i)	“Acquisition Proposal” means, other than with respect to the Proposed Transactions and as set forth on Schedule 3.10(h)(i), the Private Placement or any other transaction involving the Purchaser and the Company, any offer or proposal made by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) relating to or providing for, in any single transaction or series of related transactions, directly or indirectly, (A) any acquisition or purchase, including by means of the acquisition of capital stock of any Subsidiary of the Company, of (x) assets or properties that constitute fifteen percent (15%) or more of the assets and properties (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (y) assets of the Company and its Subsidiaries representing fifteen percent (15%) or more of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries, (z) beneficial ownership, or the right to acquire beneficial ownership of equity or voting securities of the Company or any of its Subsidiaries, whose assets, individually or in aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company (based on fair market value), (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or “group” beneficially owning fifteen percent (15%) or more of any class of equity or voting securities of the Company or one or more of Subsidiaries of the Company whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company (based on fair market value), (C) any issuance or sale or other disposition by the Company of equity interests representing fifteen percent (15%) or more of the aggregate voting power of the then outstanding Shares, (D) any merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries that would constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act, except that references to “10 percent” in such definition shall be deemed to be references to “15 percent”) (other than any such transaction solely between or among the Company and one or more of its Subsidiaries) or (E) any other transaction having a similar effect to those described in the foregoing clause (A) through (D).

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(ii)	“Definitive Transaction Agreement” means any written acquisition agreement, merger agreement or similar definitive agreement or a written letter of intent or written agreement in principle with respect thereto (other than a confidentiality agreement), in each case relating to an Acquisition Proposal.

(iii)	“Intervening Event” means an event, state of facts, change, discovery, development or circumstance relating specifically to the Company that arises after the date of this Agreement and is continuing on any date of determination of the occurrence thereof, that was not known or reasonably foreseeable by the Board of Directors as of or prior to the date of this Agreement, and which event, state of facts, change, discovery, development or circumstance is materially beneficial to the business, assets, liabilities, financial condition, results of operation or prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following constitute an Intervening Event: (A) any Acquisition Proposal or Superior Proposal, or any inquiry, offer or proposal that constitutes or that could reasonably be expected to lead to or result in any Acquisition Proposal or Superior Proposal, (B) a willful breach of this Agreement by the Company or any of its Subsidiaries, (C) changes in the market price or trading volume of the Class A Common Stock (however, the underlying reasons for such changes may constitute an Intervening Event), (D) the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Closing by the Company, its Subsidiaries or the Purchaser from any Governmental Authority in connection with this Agreement and the consummation of the Proposed Transactions, or (E) the fact that, in and of itself, the Company exceeds any internal or published projections or forecasts or estimates or outlook of revenues or earnings (however, the underlying reasons for such events may constitute an Intervening Event)

(iv)	“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal that is not attributable to or arising from a breach by the Company of Section 3.10 or to any material breach by the Company of any other provision of this Agreement, which the Board of Directors and/or a special committee thereof determines in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, financial, regulatory, timing and other aspects of the proposal (including financing, likelihood of prompt consummation of the transaction, stockholder litigation and breakup fee and expense reimbursement provisions) and the Person making the proposal, (i) is reasonably likely to be consummated on the terms proposed, (ii) to the extent financing is required, such financing is then reasonably likely to be obtained on customary terms and conditions, (iii) the per-share consideration offered is greater than the Per Share Price (including, if the per-share consideration is not all cash, a determination by the Board of Directors and/or a special committee thereof in good faith by majority vote (after consultation with its financial advisors) to such effect) and (iv) is otherwise on terms that the Board of Directors and/or a special committee thereof has determined is superior, from a financial point of view, to the Proposed Transactions.

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(v)	Nothing contained in this Section 3.10 shall be deemed to prohibit the Company, the Board of Directors or a special committee of the Board of Directors from (i) complying with its disclosure obligations under U.S. federal or state or non-U.S. Law, including (A) disclosure of factual information regarding the business, financial condition or results of operations of the Company or (B) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); provided, that any such disclosure pursuant to this clause (B) with respect to an Acquisition Proposal (other than a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or a statement that the Company Board and/or a special committee thereof has received and is currently evaluating such Acquisition Proposal) that does not include an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation in favor of the Proposed Transactions shall not be deemed to be a Company Recommendation Change, or (ii) making any “stop-look-and-listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

Section 3.11         CFIUS.

(a)          As soon as practicable after the date of this Agreement, the parties hereto shall prepare, prefile, then no earlier than five (5) Business Days thereafter, file with CFIUS a joint voluntary notice pursuant to Exon-Florio with respect to the transactions contemplated by this Agreement. The parties hereto shall provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the Exon-Florio review (and, if applicable, investigation) process within three (3) business days, unless an extension is granted by CFIUS, of receiving such request, or within such longer period as permitted by CFIUS.

(b)          To the extent that any of the actions described in Section 3.11(b) are proposed by CFIUS as a condition to obtaining CFIUS Approval, the parties shall in good faith evaluate and make reasonable efforts to accommodate those proposals that do not call for the kind of limitations outlined in subsections (1) and (2) of this section below, with the understanding that it is within each party’s discretion whether to undertake the proposed actions. Notwithstanding anything to the contrary in this Agreement, with respect to the CFIUS Approval, (1) the parties shall have no obligation to (A) propose, negotiate, commit to or effect, by consent decree, hold separate order, agreement or otherwise, the sale, transfer, license, divestiture or other disposition of, or any prohibition or limitation on the ownership, operation, effective control or exercise of full rights of ownership of, any of the businesses, product lines or assets of the Purchaser or any of its Affiliates or of the Company or any of its Subsidiaries, (B) terminate existing, or create new, relationships, contractual rights or obligations of the Purchaser or its Affiliates or, following Closing, the Company or its Subsidiaries, (C) effect any other change or restructuring of Purchaser, its Affiliates, the Company, or their respective Subsidiaries, or (D) otherwise take or commit to take any actions that interfere with the Purchaser’s ability to control, manage or exercise full rights of ownership of the Company or its Subsidiaries, or limit the freedom of action of the Purchaser, its Affiliates, the Company, or their respective Subsidiaries, with respect to, or their ability to retain, or enjoy the rights and benefits of any assets or businesses, including, without limitation, the freedom to provide services to, or otherwise enter into, a commercial relationship with any Person and (2) the Company shall not, and shall cause its Subsidiaries not to, take or agree to take any of the foregoing actions without the prior written consent of Purchaser.

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Section 3.12         Board of Directors.

(a)          Board Rights. The Purchaser shall have the right to designate nominees for the Board of Directors (“Bison Designees”) as follows: (i) effective upon the Closing, two (2) designees to be appointed to fill vacancies on the Board of Directors, to serve until the next annual or other meeting of stockholders at which directors are to be elected, (ii) thereafter and until the Purchaser beneficially owns less than 28% of the outstanding Class A Common Stock, two (2) designees to be nominated for election as members of the Board of Directors at any meeting of stockholders at which directors are to be elected, (iii) while the Purchaser beneficially owns less than 28% but at least 10% of the outstanding Class A Common Stock, one (1) designee to be nominated for election as a member of the Board of Directors at any meeting of stockholders at which directors are to be elected, and (iv) when the Purchaser beneficially owns less than 10% of the outstanding Class A Common Stock and at all times thereafter, no designee to be nominated for election as a member of the Board of Directors. In each case, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

(b)          Initial Bison Designees. The initial Bison Designees are Peng Jin and Peixin Xu. The Company shall provide each Bison Designee with the same indemnification rights as all other directors, including entering into a standard form of indemnification agreement.

(c)          Vacancies. In the event that any Bison Designee fails to complete a term on the Board of Directors, the Purchaser shall be entitled to designate a new Bison Designee in accordance with the rights set forth in Section 3.12(a) to fill the vacancy so created in accordance with the Bylaws.

(d)          Suitability. All Bison Designees are subject to the Company’s normal procedures regarding suitability of director nominees.

(e)          Size of the Board. The parties hereto agree that they shall, and that they shall cause their respective designees to, maintain the size of the Company’s Board of Directors at seven (7) persons, unless a change in size is mutually agreed in writing.

(f)          Voting Parties. Each of the individuals listed on Schedule 3.12 hereto shall be deemed a party to the Voting Agreement (each, a “Voting Party”).

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(g)          Covenants. The Company agrees to take all actions required to ensure that the rights given to the Purchaser in the Voting Agreements are effective. Such actions include, without limitation, the use of best efforts to cause the nomination of the Bison Designees, as provided herein, for election as directors of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed under this Section 3.12, and will at all times carrying out of all of the provisions of this Section 3.12 and the Voting Agreements, and taking all such actions as may be necessary or appropriate in order to cause each Voting Party to fulfill its obligations under the Voting Agreements. The Company further agrees that the Voting Agreements will not be amended, nor any provisions thereof waived, without the prior written consent of the Purchaser.

Section 3.13         Standstill Agreement. Except with the prior written consent of the Board of Directors, the Purchaser agrees that neither it nor any of its Representatives will, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, other than as expressly contemplated by this Agreement, directly or indirectly:

(a)           acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company's loans, debt securities, equity securities, or assets; or

(b)          engage in any short selling of the Company’s securities, establish or increase any “put equivalent position” as defined in Rule 16(a)-1(h) under the Exchange Act, or engage in any other swap or hedging transactions with respect to the Company’s securities.

Section 3.14         Private Placement. Concurrent with the Closing, the Company shall complete a private placement of the Private Placement Shares for an aggregate purchase price of $5,000,000 (the “Private Placement”); provided, however, that the Purchaser will purchase the remaining Private Placement Shares that are not purchased by other investor(s) in the Private Placement.

Section 3.15         Proprietary Information and Intellectual Property Assignment. Prior to the Closing, the Company shall amend its employee handbook, to the satisfaction of the Purchaser, to address assignment of inventions and IP rights by employees. The Company and its Subsidiaries shall enter into Proprietary Information and Invention Assignment Agreements, in the form as provided by Purchaser to the Company, with each of their respective new officers, employees, directors, consultants and contractors and shall include similar language regarding assignment of inventions and IP rights in all severance agreement with departing employees.

ARTICLE IV

MISCELLANEOUS

Section 4.1           Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for two (2) years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) the Company’s representations contained in Section 2.1(x) hereof, which shall survive until thirty (30) days after the expiration of the statute of limitations period for tax assessments, (ii) any claims thereunder which have been asserted in writing pursuant to Section 4.5 below against the Party making such representations and warranties on or prior to such second anniversary, and (iii) the Company’s representations contained in Sections 2.1(a), (b), (c) and (d) hereof and the Purchaser’s representations contained in Sections 2.2(a), (b), (c) and (f) hereof, which shall survive indefinitely.

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Section 4.2           Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing,

(a)          by mutual written agreement of the Parties,

(b)          by either the Purchaser or the Company:

(i)            if any Governmental Authority of competent jurisdiction shall have enacted, issued or entered any restraining order, injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits the consummation of the Proposed Transactions, including, without limitation, the sale and issuance of the Purchase Shares, and such order, injunction, legal restraint or prohibition shall have become final and non-appealable;

(ii)           if the Company’s stockholders shall not have approved either the Authorized Shares Proposal or the Nasdaq Approval Proposal at the special meeting of stockholders held pursuant to Section 3.8; or

(iii)          if the Closing shall not have occurred by October 31, 2017 (the “Outside Date”), provided that the party seeking to terminate this Agreement pursuant to this Section 4.2(b)(iii) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure of the Closing to occur on or before the Outside Date; provided, further, that if (i) the condition regarding receipt of CFIUS Approval set forth in Section 1.4(a)(x) shall be the only condition of Section 1.4 (other than conditions that by their nature are to be satisfied at the Closing or on the Closing Date) that has not been satisfied or waived by the Outside Date, and (ii) CFIUS has not by the Outside Date informed the Parties that there is a substantial possibility that the CFIUS Approval will not be granted, then the Outside Date shall automatically be extended by thirty (30) days.

(c)          by the Purchaser:

(i)            if a breach of any representation or warranty or failure to perform in any material respect any covenant or agreement of the Company set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 1.4(a)(iii) or Section 1.4(a)(iv) not to be satisfied, and such breach or failure to perform either cannot be cured or, if curable, has not been cured prior to the earlier of (A) the thirtieth (30th) calendar day following receipt by the Company of written notice of such breach or failure to perform from the Purchaser and (B) the calendar day immediately prior to the Outside Date;

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(ii)           if the Company shall have breached in any material respect any of its obligations under Section 3.10; or

(iii)          other than as expressly permitted by this Agreement, if the Board of Directors or any committee thereof, for any reason, shall have (A) effected a Company Recommendation Change, (B) failed to recommend against an Acquisition Proposal or reaffirm (publicly, if so requested by the Purchaser) the Stockholder Vote Recommendations on or prior to the third (3rd) Business Day after the Acquisition Proposal shall have been publicly announced or disclosed, including, in the case of  a tender or exchange offer relating to securities of the Company involving a person or group unaffiliated with the Purchaser which has first been published or announced, having failed to send or give to stockholders of the Company pursuant to Rule 14e-2 promulgated under the Exchange Act a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer within such three (3) Business Day period, or (C) after a reasonable request by the Purchaser and following the occurrence of a publicly disclosed material development that would reasonably be expected to have a material impact on the outcome of the Authorized Shares Proposal or the Nasdaq Approval Proposal (other than in connection with an Acquisition Proposal), to reaffirm the Stockholder Vote Recommendations on or prior to the third (3rd) Business Day after receipt by the Company of such request;

(d)          by the Company:

(i)            if a breach of any representation or warranty or failure to perform in any material respect any covenant or agreement of the Purchaser set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 1.4(b)(iii) not to be satisfied, and such breach or failure to perform either cannot be cured or has not been cured prior to the earlier of (A) the thirtieth (30th) calendar day following receipt by the Purchaser of written notice of such breach or failure to perform from the Company and (B) the calendar day immediately prior to the Outside Date;

(ii)           if (A) all of the conditions set forth in Sections 1.4(a) and 1.4(b) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), (B) the Purchaser fails to consummate the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 1.3, (C) the Company provided written notice to the Purchaser that it was ready and willing to consummate the Closing during such period and (D) the Purchaser fails to consummate the Closing within three (3) Business Days after delivery of the notice described in the immediately preceding clause (C); provided however that during such three (3) Business Day period referenced in clause (B), neither Party shall be entitled to terminate this Agreement pursuant to Section 4.2(b)(iii); or

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(iii)          if (A) the Company shall have received a Superior Proposal, (B) the Company shall have complied in all material respects with all of its material obligations under Section 3.10, (C) to the extent permitted by and effected in accordance with Section 3.10, the Board of Directors approves, and the Company concurrently with, or promptly following, the termination of this Agreement, enters into, a Definitive Transaction Agreement with respect to such Superior Proposal and (D) prior to or concurrently with such termination, the Company pays to the Purchaser the amounts contemplated by Section 4.5(b);

Section 4.3           Notice of Termination. Any Party terminating this Agreement pursuant to Section 4.2 shall give written notice of such termination to the other Party in accordance with this Agreement, specifying the provision or provisions hereof pursuant to which such termination is being effected.

Section 4.4           Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 4.2, this Agreement shall be void and have no effect, with no liability on the part of either Party hereto or its Affiliates, directors, officers or stockholders to the other party, except that no such termination and abandonment shall relieve any Party hereto from (i) any liabilities or damages resulting from any fraud or willful breach of this Agreement prior to or in connection with such termination and abandonment or (ii) any obligation to pay the Termination Fee pursuant to Section 4.5, if applicable. Sections 4.4, 4.5 and 4.6 shall survive any termination and abandonment of this Agreement pursuant to Section 4.2.

Section 4.5           Fees and Expenses.

(a)          Except as otherwise provided in this Section 4.5, each Party will bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

(b)          (1) If this Agreement is terminated pursuant to Section 4.2(c)(i) or Section 4.2(c)(iii), (2) if this Agreement is terminated pursuant to Section 4.2(d)(iii) or (3) (A) if this Agreement is terminated pursuant to Section 4.2(b)(ii), Section 4.2(b)(iii), or Section 4.2(c)(ii) and, prior to such termination, an Acquisition Proposal has been made to the Company or any of its Representatives and has not been withdrawn, and (B) within six (6) months after such termination, the Company enters into a Definitive Transaction Agreement or consummates a transaction, in either case relating to such Acquisition Proposal, then the Company shall pay the Termination Fee to the Purchaser (or its designee). Any Termination Fee due under this Section 4.5(b) shall be paid to the Purchaser (or its designee) by wire transfer of same day funds to an account designated in writing by the Purchaser (x) in the case of a termination pursuant to clause (1) or clause (2) above, within three (3) Business Days after the date of such termination, and (y) in the case of a termination pursuant to clause (3) above, within three (3) Business Days of the earlier of (I) the execution of a Definitive Transaction Agreement and (II) consummation of a transaction relating to such Acquisition Proposal. As used herein the “Termination Fee” is an amount equal to US$1,000,000.

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(c)          If this Agreement is terminated by the Company pursuant to Section 4.2(d)(i) or Section 4.2(d)(ii), then the Purchaser shall pay the Termination Fee to the Company by wire transfer to an account designated in writing by the Company within three (3) Business Days after the date of such termination.

(d)          In no event shall either Party be required to pay the Termination Fee on more than one occasion. Each Party acknowledges that the agreements contained in this Section 4.5 are an integral part of the transactions contemplated by this Agreement. In the event that one Party shall fail to pay the other party the Termination Fee, it shall also pay the out-of-pocket costs and expenses actually incurred or accrued by the other Party (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 4.5, together with interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate per annum equal to the prime rate as published in the national edition of The Wall Street Journal.

Section 4.6           Indemnification. Subject to Section 4.1 and Section 4.4 hereof, each of the Company and the Purchaser (an “Indemnifying Party”) shall indemnify and hold the other and its respective directors, officers and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, but excluding consequential damages, special or incidental damages, indirect damages, punitive damages, lost profits, and diminution in value (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the aggregate total of the Purchase Price. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

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Section 4.7           Notice of Claims; Procedures. If an Indemnified Party makes any claim against an Indemnifying Party for indemnification under Section 4.6, the claim shall be in writing and shall state in reasonable detail the facts upon which such Indemnified Party makes the claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, (a) the Indemnified Party shall give written notice of such claim promptly, and in any event within ten (10) Business Days after the Indemnified Party becomes aware of the facts on which the indemnification claim is made and (b) the Indemnifying Party shall give written notice to the Indemnified Party within thirty (30) days after receipt from the Indemnified Party of the claim referred to above, indicating whether such Indemnifying Party intends to assume the defense of the claim or demand. If an Indemnifying Party assumes such defense, (x) the Indemnifying Party shall fully cooperate with such defense, (y) the Indemnifying Party shall not be obligated to indemnify or reimburse the Indemnified Party for any costs or expenses of defense (unless otherwise agreed in writing by the Indemnifying Party or a conflict of interest exists that would make it inappropriate for the Indemnified Party and Indemnifying Party to be represented by the same counsel) and (z) the Indemnifying Party shall have the right to fully control and settle or compromise the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided that no such consent shall be required if such settlement or compromise does not (i) require the Indemnified Party to make any payment, (ii) contain any equitable relief against the Indemnified Party and (iii) provide for any admission of guilt, liability or wrongdoing on the part of the Indemnified Party. If the Indemnifying Party elects not to assume the defense or fails to make such an election with the 30-day period, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 4.8           Governing Law; Jurisdiction. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof that would require the application of the laws of any other jurisdiction. Each of the Parties hereto (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts, (c) irrevocably appoints Gary Loffredo, the General Counsel of the Company, as agent upon whom process may be served in any such action or proceeding (d) irrevocably and unconditionally waives any defense or objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives any defense or objection of an inconvenient forum, and (e) agrees that a final judgment in any such action or proceeding that is no longer subject to appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 4.9           Amendment. This Agreement shall not be waived, amended, changed or modified in any respect, except by another agreement in writing executed by the Parties hereto.

Section 4.10         Binding Effect. Subject to Section 4.11, this Agreement shall inure to the benefit of, and be binding upon, the Company and the Purchaser and their respective successors and permitted assigns.

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Section 4.11         Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that the Purchaser may assign all or any of its rights and obligations hereunder to any wholly owned subsidiaries of Bison Capital Holding Company Ltd. without the consent of the Company; provided that the Purchaser shall obtain the consent of the Company, which will not be unreasonably withheld, prior to assigning any or all of its rights and obligations hereunder to any third party prior to the Closing. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 4.12         Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party or Parties to whom notice is to be given, on the date sent if sent by telecopier, on the next Business Day following delivery to Federal Express or United Parcel Service properly addressed or on the fifth Business Day after being mailed by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, first class postage paid, and properly addressed as follows:

If to Purchaser, at:	Bison Entertainment Investment Limited
Unit 1501-2, 15/F, Sino Plaza
255 Gloucester Road
Causeway Bay, Hong Kong
Attn: Mr. Peng Jin
Email: Pengjin@bisonholding.com

With copy to:	Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor
Menlo Park, CA 94025
Attn: Alan Seem
Email: alan.seem@shearman.com

If to the Company, at:	Cinedigm Corp.
902 Broadway, 9th Floor
New York, NY 10010
Attn: Mr. Christopher J. McGurk

With copy to:	Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attn: Jonathan Cooperman and Merrill B. Stone

Any Party may change its address for purposes of this Section 4.12 by giving the other Parties hereto written notice of the new address in the manner set forth above.

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Section 4.13         Legends. The Purchaser understands that the Purchase Shares will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, are “restricted securities” as that term is defined in Rule 144 and except as set forth below, the Purchase Shares shall bear any legend as required by the Delaware General Corporation Law, the “blue sky” laws of any state, any legends required under the Registration Rights Agreement or any other agreement between the Purchaser and the Company, and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of all the Shares):

THE SECURITIES REPRESENTED HEREBY NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) TO CINEDIGM CORP. OR ANY OF ITS SUBSIDIARIES, OR (3) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

Section 4.14         Removal of Legends. Subject to applicable law and the terms of the Registration Rights Agreement, certificates evidencing the Purchase Shares shall not be required to contain the legend set forth in Section 4.13 above (i) following any sale of such Purchase Shares pursuant an effective registration statement under, and in compliance with the prospectus delivery requirements under, the Securities Act, (ii) following any sale of such Purchase Shares pursuant to Rule 144, (iii) if such Purchase Shares are eligible to be sold, assigned or transferred under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Purchase Shares and without volume or manner-of-sale restrictions (provided that the Purchaser provides the Company with reasonable assurances that such Purchase Shares are eligible for sale, assignment or transfer under Rule 144), or (iv) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).

Section 4.15         Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 4.16         Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.17         Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

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Section 4.18         Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which may be transmitted electronically and shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY

CINEDIGM CORP.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

PURCHASER

BISON ENTERTAINMENT INVESTMENT LIMITED

By:	/s/ Peixin Xu
Name: Peixin Xu
Title: President and Director

[Signature Page to Purchase Agreement]

Final Form

Exhibit A

Form of Registration Rights Agreement

[Attached]

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of [•], 2017, by and between Cinedigm Corp., a Delaware company (the “Company”) and the purchasers listed on Schedule 1 attached hereto (the “Purchasers”). The Company and each of the Purchasers have entered into either that certain Stock Purchase Agreement dated as of [June 29], 2017 (the “Purchase Agreement”) by and between the Company and Bison Entertainment Investment Limited or one of certain other stock purchase agreements, each dated as of [•], 2017 (the “Other Agreements”) by and between the Company and each other Purchaser. Terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

RECITALS

WHEREAS, the Company and each of the Purchasers have entered into the Purchase Agreement or one of the Other Agreements, as applicable, pursuant to which the Company will issue and sell and the Purchasers will purchase an aggregate of 20,000,000 shares (the “Purchased Shares”), of the Class A common stock of the Company, par value US$0.001 per share (the “Class A Shares”), subject to the terms and conditions thereof; and

WHEREAS, it is a condition to the Closing that, among other things, this Agreement has been executed and delivered by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing premises, mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

1.	Definitions

For the purposes of this Agreement:

(a)	Registrable Securities

“Registrable Securities” shall mean the Purchased Shares, together with any Class A Shares obtained by each Purchaser or any party that controls, is controlled by or is under common control with such Purchaser (a “Related Transferee” of such Purchaser) through any stock split, stock dividend or any similar issuance in respect of the Purchased Shares.

Notwithstanding the foregoing, “Registrable Securities” shall exclude (i) any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not expressly assigned in accordance with this Agreement, (ii) any Registrable Securities sold into the public market, whether sold pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), or in a registered offering, or otherwise, or (iii) any Registrable Securities upon becoming eligible for sale without restriction by the holder thereof pursuant to Rule 144.

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(b)	The Outstanding Registrable Securities

The number of “the Outstanding Registrable Securities” means the number of Class A Shares held by the Holders which are Registrable Securities.

(c)	Holder

“Holder” shall mean any Purchaser and any permitted assignee of the Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

(d)	Form S-3

“Form S-3” shall mean any such form under the 1933 Act being in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the Securities and Exchange Commission of the United States (the “Commission”). Such form permits the inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

2.	Demand Registration

(a)	Request by Holders

Subject to Section 9 of this Agreement, if the Company shall receive a written request from the Holders possessing collectively at least fifteen percent (15%) of the Outstanding Registrable Securities that the Company file a registration statement under the 1933 Act covering the registration of the resale of the Registrable Securities pursuant to this Section 2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all the Holders, and use its best efforts to effect, as soon as practicable, the registration under the 1933 Act of all Registrable Securities that the Holders request to be registered in such registration by providing written notice to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations set forth in this Section 2.

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(b)	Underwriting

If the Holders initiating the registration request under this Section 2 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Clause 2(a). In such an event, the right of any Holder to include his Registrable Securities in such registration shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all the Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of the Outstanding Registrable Securities held by each Holder requesting registration (including the Initiating Holders); provided, however, that in any public offering of securities, the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), which notice shall be delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Maximum Number of Demand Registrations; Duration of Effectiveness

The Company shall be obligated to effect only three (3) such registrations pursuant to this Section 2; provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(c) unless (i) it has been declared effective by the Commission, (ii) it has remained effective for the period set forth below and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by act or omission of the Holders of Registrable Securities) that has not been withdrawn. The Company shall use its best efforts to keep effective any registration effected pursuant to this Section 2 until the earlier of (i) that date that all of the Registrable Securities registered thereon have been sold, (ii) the date that the Holders whose Registrable Securities are included in such registration notify the Company in writing that they will not make any further sales thereunder, and (iii) 120 days from the effective date.

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(d)	Deferral

Notwithstanding the foregoing, if the Company furnishes to the Holder or Holders initiating a registration request under this Section 2 a certificate signed by a director of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(e)	Expenses

All expenses incurred in connection with any registration, pursuant to this Section 2, including without limitation all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers, and the Holders’ legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Outstanding Registrable Securities agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.

3.	Piggyback Registrations

Subject to Section 9 of this Agreement, the Company shall notify all the Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (other than (i) a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, and (ii) demand registrations pursuant to Section 2) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(a)	Underwriting

If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other person, excluding the Company but including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b)	Expenses

All expenses incurred in connection with a registration pursuant to this Section 3 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders and legal-fees of counsel for the Holders), including, without limitation all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

(c)	Not Demand Registration

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

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4.	Form S-3 Registration

4.1         Subject to Section 9 of this Agreement, in case the Company shall, at any time when it is eligible to use Form S-3, receive from the Holder(s) of a majority of all the Outstanding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to the resale of all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)	Notice

promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities;

(b)	Registration

as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by paragraph (a) of this Section 4.1; and

(c)	Maximum Number of Form S-3 Registrations; Duration of Effectiveness

be obligated to effect (i) only one (1) such registration in any calendar year pursuant to this Section 4, and (ii) no such registration with respect to any Registrable Securities while any other such registration with respect to such Registrable Securities pursuant to this Section 4 remains effective. The Company shall use its best efforts to keep the Form S-3 continuously effective until the date on which all Registrable Securities covered by the Form S-3 have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Form S-3 or any amendment or supplement thereto, or cease to constitute Registrable Securities.

4.2	Expenses

The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 4 (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company.

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4.3	Deferral

Notwithstanding the foregoing, if the Holder or Holders of a majority of all the Outstanding Registrable Securities request the filing of a registration statement pursuant to this Section 4 and the Company furnishes to such Holder or Holders a certificate signed by a director of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

4.4	Not Demand Registration

Form S-3 registrations pursuant to this Section 4 shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holder or Holders may request registration of Registrable Securities under this Section 4.

5.	Obligations of the Company

Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement

prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

(b)	Amendments and Supplements

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

(c)	Prospectuses

furnish to the Holders such number of conformed copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits), and copies of a prospectus, including a preliminary prospectus, if applicable, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d)	Blue Sky

use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

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(e)	Underwriting

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)	Notification

notify each Holder of Registrable Securities covered by such registration statement at any time (i) when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Class A Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of any request by the Commission for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(g)	Post-Effective Amendments

upon the occurrence of any event contemplated by Section 5(f)(i) above, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 5(f)(i) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use their reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such registration statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 5(g);

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(h)	Opinion and Comfort Letter

furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent auditors of the Company, in form and substance as is customarily given by independent auditors to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(i)	Compliance with Securities Law

otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make earnings statements satisfying the provisions of Section 11(a) of the 1933 Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover said twelve-month periods; provided, however, that the filing with the Commission of periodic reports on Form 10-K and Form 10-Q (including reports filed in compliance with the time extensions permitted by Rule 12b-25 promulgated under the 1933 Act) shall satisfy the requirements of this Section 5(i).

(j)	Listing Applications

use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

(k)	Company Disclosure

make reasonably available for inspection by the representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representatives or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; and

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(l)	Transfer Agent

use reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

6.	Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 that the selling Holder or Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, other Company securities held by them, and the intended method of disposition of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

7.	Indemnification

In the event any Registrable Securities are included in a registration statement under Section 2, 3 or 4:

(a)	By the Company

To the extent permitted by law the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)         the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)        any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

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and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in paragraph 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder; and provided, further, that the Company shall only be obligated to reimburse legal expenses for one counsel for all Holders.

(b)	By Selling Holders

To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this paragraph 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this paragraph 7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

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(c)	Contribution

If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person (as defined in the 1934 Act) guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)	Notice

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; provided, however, that if the Company is the indemnifying party, it shall only be obligated to pay for legal expenses for one counsel for all Holders. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

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(e)	Survival

The obligations of the Company and the Holders under this Section 7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

8.	No Registration Rights to Third Parties

Without the prior written consent of the Holders of a majority in interest of the Outstanding Registrable Securities, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 registration rights described in this Agreement, or otherwise) relating to shares or any other voting securities of the Company, other than rights that are subordinate in right to the Holders.

9.	Assignment

The registration rights under this Agreement may be assigned by any Holder:

(a)          only to a Related Transferee; and

(b)          such Related Transferee shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof.

10.	Reports Under the 1934 Act

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep current public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the 1934 Act; and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the current public information requirements of Rule 144, and the reporting requirements of Sections 13 and 15(d) of the 1934 Act, or that it qualifies as a registrant whose securities may be resold by holder(s) thereof pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

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11.	Termination of the Company’s Obligations

The Company shall have no obligations pursuant to Sections 2, 3 and 4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2, 3 or 4 at the earlier of the date at which such Holder (A) can sell all Registrable Securities held by it in compliance with Rule 144 or (B) holds one percent (1%) or less of the Company’s outstanding Class A Shares and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in accordance with Rule 144 in any three (3) month period without registration in compliance with Rule 144. In addition, the Company shall have no obligations pursuant to Sections 2 and 4 hereof from and after such time as the Holders in the aggregate beneficially own, directly or indirectly, less than fifteen percent (15%) in number of the Purchased Shares.

12.	Term and Amendment

(a)	Term

This Agreement shall become effective immediately at the Closing, and will terminate upon the earlier of (i) the written consent of the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in this Agreement or (ii) the termination of the Company’s obligations hereunder pursuant to Section 11 hereof.

(b)	Amendment

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in this Agreement. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon all parties hereto including any Holder who become a Holder in connection with an assignment after the date hereof.

13.	Severability

If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.	Entire Agreement

This Agreement constitutes the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and no party hereto has relied or is entitled to rely on any such proposals, representations, warranties, agreements or undertakings.

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15.	Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

16.	Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which may be electronically transmitted and, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

17.	Notices and Other Communication

Any notice or other communication to be given under this Agreement shall be in writing and may be sent by post or delivered by hand or given by facsimile, electronic mail or by courier to the address from time to time designated, the initial address and fax number so designated by each party being set out in Schedule 2 attached hereto. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement. If so delivered by email, hand or given by facsimile such notice or communication shall be deemed received on the date of dispatch and if so sent by post shall be deemed received three (3) business days after the date of dispatch (in the case of local mail) and five (5) business days after the date of dispatch (in the case of overseas registered/certified mail).

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed, but the absence of such confirmation shall not affect the validity of any such communication.

18.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of State of New York without reference to its conflicts of laws provisions that would require the application of the laws of any other jurisdiction and the parties irrevocably submit to the non-exclusive jurisdiction of the New York courts in respect of this Agreement.

19.	Recapitalization, Exchanges, Etc. Affecting the Shares.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

20.	Aggregation of Shares

All Registrable Securities held or acquired by any person that controls, is controlled by or is under common control with any Purchaser shall be aggregated together with respect to such Purchaser for the purpose of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY

CINEDIGM CORP.

By:
Name: Christopher J. McGurk
Title: Chief Executive Officer

[SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT]

PURCHASER

BISON ENTERTAINMENT INVESTMENT LIMITED

By:
Name:
Title:

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PURCHASER

[NAME]

By:
Name:
Title:

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PURCHASER

[NAME]

By:
Name:
Title:

75

PURCHASER

[NAME]

Name:
Title:

76

SCHEDULE 1

PURCHASERS

Name	Initial Number of Registrable Securities
Bison Entertainment Investment Limited
[•]
[•]
[•]

SCHEDULE 2

ADDRESSES AND FAX NUMBERS FOR NOTIFICATION

1.	Name :	Bison Entertainment Investment Limited
	Address:	Unit 1501-2, 15/F, Sino Plaza 255 Gloucester Road Causeway Bay, Hong Kong
	Attention:	Mr. Peng Jin
	Email:	Pengjin@bisonholding.com

With a copy to:
	Name:	Shearman & Sterling LLP
	Address:	1460 El Camino Real, 2nd Floor Menlo Park, CA 94025
	Attention:	Alan Seem
	Email:	alan.seem@shearman.com
	Fax No.:	650-838-5172

2.	Name:	Cinedigm Corp.
	Address:	902 Broadway, 9th Floor New York, NY 10010
	Attention:	Christopher J. McGurk
	Email:	cmcgurk@cinedigm.com
	Fax No.:	212-598-4895

With a copy to:
	Name:	Kelley Drye & Warren LLP
	Address:	101 Park Avenue New York, New York 10178
	Attention:	Jonathan Cooperman and Merrill B. Stone
	Email:	jcooperman@kelleydrye.com; mstone@kelleydrye.com
	Fax No.:	212-808-7897

3.	Name :
Address:
Attention:
Email:
Fax No.:

With a copy to:
Name:
Address:
Attention:

Email:
Fax No.:

4.	Name :
Address:
Attention:
Email:
Fax No.:

With a copy to:
Name:
Address:
Attention:
Email:
Fax No.:

5.	Name :
Address:
Attention:
Email:
Fax No.:

With a copy to:
Name:
Address:
Attention:
Email:
Fax No.:

Exhibit B

Form of Voting Agreement

[Attached]

80

CINEDIGM CORP.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of [●], 2017, by and between Cinedigm Corp. (the “Company”) and _____________ (the “Voting Party”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof (the “Closing Date”), Bison Entertainment Investment Limited (the “Purchaser”) is purchasing from the Company up to 20,000,000 shares of Class A common stock, par value $0.001 per share (the “Common Stock”) pursuant to a Stock Purchase Agreement, dated as of [June 29], 2017 (the “Stock Purchase Agreement”); and

WHEREAS, the Voting Party currently owns and/or controls shares of the Class A Common Stock; and

WHEREAS, the Voting Party is providing this Agreement pursuant to the Stock Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement and to the extent he or she is entitled under the Company’s constituent or organizational documents or agreements to vote on such matter, the Voting Party agrees to vote all securities of the Company that may vote in the election of the Company’s directors that such Voting Party owns or controls from time to time (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at an annual or special meeting of stockholders or any class or series of stockholders or by written consent.

2. Election of Board of Directors.

2.1 Voting. During the term of this Agreement, and subject to the Company’s constituent or organizational documents or agreements, each Voting Party agrees to vote all Voting Shares to (i) maintain the size of the Company’s Board of Directors at seven (7) persons, and (ii) in favor of any Bison Designee designated in accordance with Section 3.12 of the Stock Purchase Agreement with respect to:

(a) the appointment to the Board of Directors upon the Closing;

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(b) the election to the Board of Directors at any meeting of stockholders at which directors are to be elected; and

(c)  the appointment to fill any vacancy created by the failure of any Bison Designee to complete a term on the Board of Directors;

in each case, so long as the Bison Designee subject to election or appointment satisfies the Company’s normal procedures regarding suitability of director nominees.

2.2 Other Obligations. The obligations of the Voting Party pursuant to this Section 2 shall include any stockholder vote to amend the Amended and Restated Certificate of Incorporation, as amended, and/or Amended and Restated Bylaws, as amended, of the Company as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board of Directors as stated herein and in the Stock Purchase Agreement. The parties acknowledge that the fiduciary duties of each member of the Company’s Board of Directors are to the Company’s stockholders as a whole.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of the Voting Party’s Voting Shares or any voting rights therein, unless (i) such Voting Shares are sold into the public markets (a “Sale”), (ii) such Voting Shares are transferred as a bona fide charitable gift to an unrelated third party non-government or non-profit organizations (a “Gift”), or (iii) such Voting Shares are distributed to limited partners in the ordinary course of business of a fund owned or controlled by the undersigned (a “Distribution”). Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for Sales, Gifts and Distributions), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder. For the avoidance of doubt, no such additional written agreement shall be required if Voting Shares that are transferred remain under the control of the relevant Voting Party.

4. Covenants. The Voting Party agrees to take all actions appropriate for such Voting Party to cause the nomination of the Bison Designees in accordance with Section 3.12 of the Stock Purchase Agreement, for election and appointment as directors of the Company. The Voting Party will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by such Voting Party hereunder, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

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5. Irrevocable Proxy and Power of Attorney. The Voting Party hereby grants a power of attorney to the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the Secretary of the Company, or any of them from time to time, or their designees, as the Voting Party’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution (each a “Proxy Holder”), to vote (or consent pursuant to an action by written consent of the stockholders, if applicable) with respect to the matters set forth under Section 2 hereof, and hereby authorizes each Proxy Holder to represent and vote, if and only if the Voting Party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Voting Shares in favor of maintaining the size of the Board of Directors of the Company or election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of Sections 2 of this Agreement or to take any action necessary to effect Section 2, respectively, of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 9 hereof. The Voting Party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Voting Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 9 hereof, purport to grant any other proxy or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Voting Shares, in each case, with respect to any of the matters set forth herein.

6. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

7. Manner of Voting. The voting of Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8. Termination. This Agreement shall terminate and be of no further force or effect (i) upon the written consent of the Purchaser, (ii) automatically and without any further action by the parties hereto upon (x) the voluntary or involuntary filing of a bankruptcy petition of the Company or (y) the dissolution of the Company in accordance with applicable law, or (iii) when the Voting Party ceases to be a director, officer, or strategic advisor of the Company, or ceases to, directly or indirectly, hold any Voting Shares, as applicable.  Nothing in this Section 9 shall be deemed to release any party from any liability for any fraud or willful breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

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9.  Amendments and Waivers. Except as otherwise provided herein, additional parties may be added to this Agreement pursuant to Section 3 hereof. No provision of this Agreement may be amended and no observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively).

10. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by the Voting Party shall become Voting Shares for purposes of this Agreement.

11.  Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions that would require the application of the laws of any other jurisdiction.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be electronically transmitted and shall be deemed an original, and all of which together shall constitute one instrument.

14. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

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This Voting Agreement is hereby executed effective as of the date first set forth above.

COMPANY

CINEDIGM CORP.

By:
Name:
Title:

VOTING PARTY

[●]

By:
Name:
Title:

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Exhibit C

Form of Amended and Restated Certificate of Incorporation

[Attached]

86

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CINEDIGM CORP.

Gary Loffredo, Secretary of the herein named Corporation, hereby certifies that:

1.               The present name of the corporation (hereinafter called the “Corporation”) is Cinedigm Corp.

2.               The date of filing of the Fourth Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 14, 2003. The date of filing of the Third Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 21, 2001. The date of filing of the Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 19, 2001. The date of filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 14, 2001. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 31, 2000.

3.               The provisions of the Fourth Amended and Restated Certificate of Incorporation of the Corporation are hereby amended, restated and integrated into the single instrument that is hereinafter set forth, and that is entitled the Fifth Amended and Restated Certificate of Incorporation of the Corporation without any further amendments other than the amendments herein certified (the “Fifth Amended and Restated Certificate of Incorporation”).

4.               This Fifth Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

5.               The Certificate of Incorporation, as amended and restated herein, shall, at the effective time of this Fifth Amended and Restated Certificate of Incorporation, read as follows:

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CINEDIGM CORP.

FIRST: Name: The name of the Corporation is: Cinedigm Corp.

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SECOND: Address: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the agent at such address is Corporation Service Company.

THIRD: Purpose: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: Capitalization:

Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is seventy-five million (75,000,000) shares as follows: (i) sixty million (60,000,000) shares of common stock, of which sixty million (60,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which twenty (20) shares shall be “Series A Preferred Stock,” and 14,999,980 of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

Section 4.2 Class A Common Stock.

Except as otherwise provided by law or this Fifth Amended and Restated Certificate of Incorporation, as amended from time to time (this “Certificate of Incorporation”), the holders of the Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

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Section 4.3       Series A Preferred Stock

Section 4.3.1.     Dividend Rights. The holders of Series A Preferred Stock shall be entitled to receive dividends, but only out of funds that are legally available therefor, at the rate of 10% of the Series A Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The original issue price of the Series A Preferred Stock shall be $500,000 per share (the “Series A Original Issue Price”). For any share of Series A Preferred Stock, such dividends shall begin to accrue commencing upon the first date such share is issued and becomes outstanding (the “Original Issue Date”) and shall be payable in cash or, at the Corporation’s option, by converting the cash amount of such dividends into Class A common stock, par value $0.001 per share (the “Class A Common Stock”), based on the value of the Class A Common Stock equal to (i) so long as the sum of the number of shares of Class A Common Stock issued by the Corporation that would be integrated with the other shares of Class A Common Stock issued under this Paragraph 1 under the rules of the NASDAQ Stock Market plus the number of shares of Class A Common Stock issued under this Paragraph 1 does not exceed 5,366,529 shares (as shall be adjusted for stock splits), the price determined by the daily volume weighted average price per share of the Class A Common Stock on its principal trading market as reported by Bloomberg Financial L.P. (the “VWAP”) for the five (5) day Trading Day (as defined below) period ending on the Trading Day (as defined below) immediately preceding the Dividend Payment Date (as defined below), of the Corporation, and (ii) thereafter, the greater of the Book Value Per Share (as defined below) or Market Value Per Share (as defined below) (the greater of those two amounts, the “Market Price”), as measured on the Original Issue Date for the initial issuance of shares of Series A Preferred Stock in connection with any shares of Series A Preferred Stock that would be integrated under the rules of the NASDAQ Stock Market. The dividends shall be payable in arrears (a) first, on the earlier of (x) September 30, 2010 or (y) the last day of the calendar quarter during which the Corporation ceases to be contractually prohibited from paying such dividends, and thereafter (b) quarterly on the last day of each calendar quarter beginning in the calendar quarter following such initial dividend payment date and continuing until such shares of Series A Preferred Stock are redeemed (each, a “Dividend Payment Date”), provided, that, if any such Dividend Payment Date is not a Business Day (as defined below), then any such dividend shall be payable on the next Business Day. Such dividends shall accrue day-by-day and shall be cumulative, whether or not declared by the Board of Directors and whether or not there shall be funds legally available for the payment of dividends. The term “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the New York, New York are authorized or required by law to be closed. Until it has paid all dividends on the Series A Preferred Stock as contemplated in this Certificate of Designations, the Corporation may not pay dividends on the Common Stock or any other stock of the Corporation hereafter created that is junior in terms of dividend rights, redemption or liquidation preference to the Series A Preferred Stock (together with the Common Stock, “Junior Stock”). The term “Trading Day” means any day on which the Class A Common Stock is traded on its principal market; provided that the “Trading Day” shall not include any day on which the principal market is open for trading for less than 4.5 hours. The terms “Book Value Per Share” and “Market Value Per Share” shall be determined in accordance with the rules of The NASDAQ Stock Market, as in effect on the date of this Certificate of Designations.

Section 4.3.2.     Voting Rights. Except as otherwise provided herein or as required by law, the holders of Series A Preferred Stock will not have the right to vote on matters brought before the stockholders of the Corporation.

Section 4.3.3.     Liquidation Rights. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, subject to the rights of any series of Preferred Stock that may from time-to-time come into existence and which is expressly senior to the rights of the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to be paid in cash out of the assets of the Corporation an amount per share of Series A Preferred Stock equal to 100% of the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus accrued but unpaid dividends (the “Liquidation Preference”), for each share of Series A Preferred Stock held by each such holder. If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full of the Liquidation Preference to all holders of Series A Preferred Stock, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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Section 4.3.4.     Conversion Rights. Except as otherwise provided herein or as required by law, the holders of Series A Preferred Stock will have no rights with respect to the conversion of the Series A Preferred Stock into shares of Class A Common Stock or any other security of the Corporation.

Section 4.3.5.     Redemption. The Series A Preferred Stock may be redeemed by the Corporation at any time after the second anniversary of the Original Issue Date (the “Redemption Date”) upon thirty (30) days advance written notice (a “Notice of Redemption”) to the holder, for a price equal to One Hundred and Ten Percent (110%) of the Liquidation Preference (which Liquidation Preference shall include, for avoidance of doubt, all accrued but unpaid dividends payable to the holder of the Series A Preferred Stock for the period between the Notice of Redemption and the Redemption Date) (the “Callable Amount”), payable in cash or, at the Corporation’s option, so long as the closing price of the Class A Common Stock is $2.18 or higher (as shall be adjusted for stock splits) for at least (90) consecutive Trading Days ending on the Trading Day immediately prior to the Notice of Redemption, by converting such Callable Amount into Class A Common Stock at the Market Price, as measured on the Original Issue Date for the initial issuance of shares of Series A Preferred Stock in connection with any shares of Series A Preferred Stock that would be integrated under the rules of the NASDAQ Stock Market. The Corporation will indicate on a Notice of Redemption whether the Corporation will redeem the Series A Preferred Stock to be so redeemed in cash or, if so permitted under the immediately preceding sentence, in Class A Common Stock.

Section 4.3.6.     Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided in this Certificate of Designations or in the Certificate of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least four-fifths of the outstanding shares of Series A Preferred Stock, voting as a separate class.

FIFTH: Voting: The holders of the Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation for each share held by such holders in accordance with Section 4 hereof.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

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EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in any statute) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director, officer or other authorized representative of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director.

Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article. The rights conferred by this Article shall not be exclusive of any other right which the Corporation may now or hereafter grant, or any person may have or hereafter acquire, under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The rights conferred by this Article shall continue as to any person who shall have ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person who is or was serving another Corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

Executed on [____________] [__], 2017

[Name], [Title]

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Exhibit D

Form of Escrow Agreement

[Attached]

92

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of [June 29], 2017 (together with Schedule A hereto, this “Agreement”), is by and among CINEDIGM CORP., a corporation organized under the laws of the State of Delaware (the “Company”); BISON ENTERTAINMENT INVESTMENT LIMITED, a company organized under the laws of the British Virgin Islands (the “Purchaser”); and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, with principal offices located at 6201 15th Avenue, Brooklyn, New York, 11219 (“Escrow Agent”).

WHEREAS, Purchaser and the Company entered into that certain Stock Purchase Agreement (as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto, the “Underlying Agreement”), dated as of [June 29], 2017, pursuant to which, subject to the terms and conditions thereof, Purchaser agreed to purchase the number of shares of the Class A common stock of the Company established therein;

WHEREAS, Section 1.5 of the Underlying Agreement provides that Purchaser shall deposit the Escrow Funds (defined below) in a segregated escrow account titled in the name of Escrow Agent (the “Escrow Account”) for the benefit of the Company and Purchaser to be held by the Escrow Agent until the Closing (as defined in the Underlying Agreement) or as otherwise set forth therein for the purpose of securing obligations of Purchaser established therein;

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Agreement;

WHEREAS, Purchaser and the Company have appointed the Representatives (as defined below) to represent them for all purposes in connection with this Agreement (including the Escrow Funds); and

WHEREAS, in order to establish the Escrow Funds and otherwise to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms, except where the context requires otherwise. Unless the context requires otherwise, all references to “years,” “months,” or “days” shall mean “calendar years,” “calendar months,” and “calendar days.” References in this Agreement to “including” shall mean “including, without limitation,” whether or not so specified. Any term not defined below which is initially capitalized in this Agreement shall have the meaning ascribed to it in this Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Underlying Agreement.

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“Affiliate” means, with respect to any person, (a) a person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person, (b) any person of which such person is the beneficial owner of a twenty-five percent (25%) or greater interest, or (c) any person which acquires all or substantially all of the assets of such person.  A person is deemed to control another person if such person, directly or indirectly, has the power to direct the management, operations or business of such person.  The term “beneficial owner” is to be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Company Representative” shall mean the person so designated on Schedule A hereto or any other person designated in a writing signed by the Company and delivered to Escrow Agent and Purchaser Representative in accordance with the notice provisions of this Agreement, to act as the Company’s representative under this Agreement.

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement; provided that any earnings thereon (including interest) shall not become part of the Escrow Funds and shall be disbursed in accordance with terms set forth in Section 4(a) or Section 4(b), as the case may be.

“Joint Written Direction” shall mean a written direction executed by the Representatives (as defined below) and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Agreement.

“Purchaser Representative” shall mean the persons so designated on Schedule A hereto or any other person designated in a writing signed by Purchaser and delivered to Escrow Agent and Company Representative in accordance with the notice provisions of this Agreement, to act as Purchaser’s representative under this Agreement.

“Purchaser Written Instruction” shall mean a written direction executed by a Purchaser Representative and instructing Escrow Agent to disburse all or a portion of the Escrow Funds in accordance with Section 4(a) below or to take or refrain from taking any action pursuant to this Agreement.

“Representatives” shall mean the Company Representative and Purchaser Representative, collectively.

2.	Appointment of and Acceptance by Escrow Agent. The Company and Purchaser hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Funds, by wire transfer of immediately available funds or by check in accordance with Section 3 below, agrees to hold, invest and disburse Escrow Funds in accordance with this Agreement. Notwithstanding the foregoing, if the Escrow Funds are transferred to Escrow Agent by check in accordance with Section 3 below, Escrow Agent shall not accept such appointment as escrow agent hereunder until such check has cleared the banking system.

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3.	Deposit of Escrow Funds. Purchaser will transfer the Escrow Funds, no later than July 10, 2017, in the amount set forth on Schedule A hereto to Escrow Agent, by wire transfer of immediately available funds or by check, to the segregated account of Escrow Agent referenced on Schedule A hereto.

4.	Disbursements of Escrow Funds.

Release to Purchaser. In the event that (i) the Company has not, by the date that is thirty (30) days after the execution date of the Underlying Agreement, entered into Exchange Agreements acceptable to the Purchaser with Persons that hold in the aggregate at least 67% of the outstanding principal amount of the Convertible Notes for the exchange of such Convertible Notes, or (ii) the Closing does not occur by the Outside Date or the Underlying Agreement is terminated pursuant to Section 4.2 thereof, the Purchaser shall have the right to deliver a Purchaser Written Instruction to the Escrow Agent, with copy to the Company, instructing the Escrow Agent to release the Escrow Funds to Purchaser, and unless the Company shall have delivered a written objection to such release to Purchaser and the Escrow Agent within three (3) Business Days after Purchaser’s written notice is delivered to the Company and the Escrow Agent, then the Escrow Agent shall release 100% of the Escrow Funds plus any earnings (including interest) accrued thereon to Purchaser by wire transfer of immediately available funds to a bank account designated by Purchaser in such Purchaser Written Instruction promptly (and in no event no later than five (5) Business Days) following the delivery date of such Purchaser Written Instruction. If the Company delivers such a written objection to Purchaser and the Escrow Agent, the Escrow Agent shall be authorized to withhold distribution of the Escrow Funds until such further time as the Escrow Agent receives a Joint Written Direction from the Purchaser and the Company or a judgment, order issued or process entered by a court of competent jurisdiction with respect to the Escrow Funds.

Release on Closing. Except in case of release to Purchaser pursuant to Section 4(a) above, on or prior to the Closing, the Company and Purchaser shall deliver a Joint Written Direction to the Escrow Agent, instructing the Escrow Agent to release (i) to holders of the Convertible Notes such amount as set forth in such Joint Written Instruction, and (ii) the balance of the Escrow Funds plus any earnings (including interest) accrued thereon, if any, to the Company. Such Joint Written Direction shall contain the names of the holders of the Convertible Notes, as well as wire instructions or addresses to which the funds shall be sent. The Escrow Agent shall release the disbursements under this Section 4(b) promptly (and in no event more than three (3) Business Days) following the delivery date of the relevant Joint Written Direction.

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Return of Payment. In the event that Escrow Agent makes any payment to any party or Person pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another Person or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

Fees and Other Amounts. All disbursements of Escrow Funds shall be subject to the fees, costs, expenses and other amounts due to Escrow Agent and any other Indemnified Party (as defined below) hereunder.

5.	Suspension of Performance; Disbursement into Court. If, at any time, (i) there shall exist any dispute between or among the Company, Purchaser and/or either of the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Representatives have not, within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation or furnishing by the Company and Purchaser of a notice of removal pursuant to Section 7 hereof, appointed a successor escrow agent to act hereunder (which such successor escrow agent has accepted such appointment), then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a)	suspend the performance of any of its obligations (including any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be).

(b)	petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees, costs and expenses (including court costs and expenses and reasonable attorneys’ fees) or any other amount payable to or incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

In the events stated above, Escrow Agent shall have no liability to Purchaser, the Company, or either of the Representatives, or to their respective shareholders, partners, or members, officers or directors, employees, Affiliates or any other person with respect to any such suspension of performance or disbursement into court (including any disbursement obligations hereunder), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

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6. Investment of Escrow Funds

a.	Investment of Escrow Funds. The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Funds and any investment income thereon as set forth in Schedule A hereto, or as set forth in any subsequent Purchaser Written Instruction so long as such Escrow Funds are held in deposit accounts of commercial banks with tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Notwithstanding any of the foregoing, (i) no portion of the Escrow Funds may be held in an investment which does not mature or cannot be sold, redeemed or otherwise liquidated at the holder’s option in three (3) days or less without loss of interest or discount and (ii) the Escrow Agent is authorized to sell or redeem any or all of such investments without further instructions as may be necessary from time to time to pay in immediately available funds any amount to be paid pursuant to Section 9 hereof.

Registrations; Information Regarding Investments. Purchaser and the Company recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of funds held or the purchase, sale, retention or other disposition of any permitted investments. All investments of the Escrow Funds, if any, shall be registered and held in the name of the Escrow Agent, as the Escrow Agent for Purchaser and the Company. The Escrow Agent will send statements to Purchaser and the Company on a monthly basis reflecting activity (including a list of all investments) with respect to the Escrow Funds for the preceding month. Although Purchaser and the Company each acknowledge that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, Purchaser and the Company hereby agree that confirmations of permitted investment transactions are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.

Effect of Gains and Losses. Interest and other earnings or gains realized from the investment of the Escrow Funds, if any, shall not be considered a part of the Escrow Funds and shall be disbursed in accordance with terms set forth in Section 4(a) or Section 4(b), as the case may be. Any loss from any investment, or any expense incurred by the Escrow Agent in connection with the investment of the Escrow Funds, will be borne by the Escrow Funds. Amounts on deposit in the escrow accounts are currently insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (the “FDIC”), subject to the applicable rules and regulations of the FDIC. The Parties acknowledge that deposits in the Escrow Accounts are not secured. The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.

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7.	Resignation or Removal of Escrow Agent. (i) Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to Purchaser, the Company, and the Representatives specifying the date when such resignation shall take effect; and (ii) subject to thirty (30) days’ written notice, the Company and Purchaser may remove the Escrow Agent by furnishing to the Escrow Agent a Joint Written Direction of its removal specifying the date when such termination shall take effect along with payment of all fees and expenses to which it is entitled through the termination. Upon any such notice of resignation or removal, the Purchaser and the Company shall issue to Escrow Agent a Joint Written Direction authorizing redelivery of the Escrow Funds to a bank or trust company that has been retained as successor to Escrow Agent hereunder prior to the effective date of such resignation or termination. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor escrow agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees, costs and expenses (including court costs and reasonable expenses and attorneys' fees) or any other amount payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. Any corporation or other entity into which Escrow Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of Escrow Agent’s escrow business may be transferred by sale of assets or otherwise, shall be Escrow Agent under this Agreement without further act or consent of any party hereto.

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8.	Liability of Escrow Agent. Escrow Agent undertakes to perform only the ministerial duties as are expressly set forth herein and no other duties and obligations (fiduciary or otherwise) shall be implied. Escrow Agent shall have no duty to enforce any obligation of any other person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any other person to perform any other act. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Agreement) other than this Agreement. In the event of any conflict between the terms and provisions of this Agreement and any other agreement, as to Escrow Agent, the terms and conditions of this Agreement shall control. Escrow Agent is not a party to the Underlying Agreement, is not bound by any of its terms, and has not undertaken in any way to effectuate, implement or comply with the Underlying Agreement. Escrow Agent shall not be liable to the Company or Purchaser or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company, Purchaser or any other person or entity. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent shall have no duty to solicit any payment which may be due to be paid in Escrow Funds or to confirm or verify the accuracy or correctness of any amounts deposited in accordance with this Agreement. Escrow Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction (including a Purchaser Written Instruction or a Joint Written Direction (such as a wire transfer instruction)), request, order, judgment, certification, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The officers, directors, members, partners, trustees, employees, agents, attorneys or other representatives and Affiliates of Escrow Agent owe no duty or obligation to any party hereunder and shall have no liability to any person by reason of any error of judgment, for any act done or not done, for any mistake of fact or law, or otherwise.

Escrow Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement). Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel, in the absence of bad faith. The Company or Purchaser, jointly and severally, shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel. Escrow Agent shall have no responsibility with respect to the use or application of any Escrow Funds paid by Escrow Agent pursuant to the provisions hereof.

Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith, in reliance upon such assumption.

Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by a court of competent jurisdiction with respect to the Escrow Funds. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

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Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the Company or Purchaser, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, member, partner, trustee, employee, attorney, agent and Affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, settlements, judgments and expenses of any kind or nature whatsoever (including costs and expenses and reasonable attorneys’ fees) (collectively “Loss”) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of, in connection with, or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including the Company, Purchaser and/or the Representatives, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person (whether it is an Indemnified Party or not) under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein or relating hereto (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement), whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation (without derogation of any other indemnity afforded to Escrow Agent); provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any Loss finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel (and such counsel’s reasonable costs and expenses) shall be paid, upon demand, by the Company and Purchaser jointly and severally.

The parties hereto agree that neither the payment by the Company or Purchaser of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between the Company and Purchaser, the respective rights and obligations of the Company, on the one hand, and Purchaser, on the other hand, under the Underlying Agreement.

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Fees, Costs and Expenses of Escrow Agent. The Company and Purchaser shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto. The additional provisions and information set forth on Schedule A hereto are hereby incorporated by this reference, and form a part of this Agreement. All of the compensation and reimbursement obligations set forth in this Section 10 shall be shared equally by the Company and Purchaser, upon execution of this Agreement and, in the future, upon demand by Escrow Agent. Escrow Agent is expressly authorized and directed, but shall not be obligated, to, and may, charge against and disburse to itself from the Escrow Funds (including taking such steps as selling any investment held as part of the Escrow Funds), from time to time, the amount of any compensation and reimbursement of any costs, fees and expenses set forth on Schedule A hereto which are due and payable hereunder, including any amount to which Escrow Agent or any other Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof, or any other amount owing to Escrow Agent hereunder. Escrow Agent shall notify the Company and Purchaser of any disbursement from the Escrow Funds to itself or any other Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Company and Purchaser copies of all related invoices and other statements. The Company, Purchaser and the Representatives hereby grant to Escrow Agent and the other Indemnified Parties a security interest in and lien upon the Escrow Funds (i) for the payment of any fees, costs, expenses and other amounts due to Escrow Agent or any other Indemnified Party hereunder and (ii) to secure any and all obligations of the Company and Purchaser in this Agreement with the right to offset any amount due any of them under this Agreement against the Escrow Funds. If for any reason funds in the Escrow Funds are insufficient to cover such amount, the Company and Purchaser shall pay, upon demand, such amounts to Escrow Agent or any other Indemnified Party upon receipt of copies of related invoices and other reasonably detailed statements of such amounts. For the avoidance of doubt, the Company and Purchaser are severally but not jointly liable for Escrow Agent’s compensation and related reimbursements contemplated under this Section 10, but jointly and severally liable for any indemnification obligations of the Purchaser and Company contemplated under Section 9 hereof.

Representations and Warranties. Each of the Company and Purchaser severally covenants and makes the following representations and warranties to Escrow Agent:

a.	It is duly organized, validly existing, and in good standing under the laws of the country or state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

b.	It possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and it has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

c.	This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

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d.	The execution, delivery, and performance of this Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, bylaws, management agreement or other organizational document, as applicable, any applicable law, rule or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including the Underlying Agreement, to which it is a party or any of its property is subject.

e.	The applicable persons designated on Schedule A hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Purchaser Written Instruction (if by the Purchaser) or Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the Representatives under this Agreement, all without further consent or direction from, or notice to, it or any other party.

f.	No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

g.	All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of Escrow Funds.

Patriot Act Disclosure; Taxpayer Certification and Reporting.

h.	Patriot Act Disclosure. The Company and Purchaser acknowledge that a portion of the identifying information set forth on Schedule A hereto is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and the Company and Purchaser agree to provide any additional information requested by Escrow Agent in connection with the Act or any similar law, rule, regulation, order, or other governmental act to which Escrow Agent is subject, in a timely manner and consent to Escrow Agent obtaining from third parties any such identifying information. The Company and Purchaser each represent that all identifying information set forth on Schedule A hereto, including its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of Escrow Funds. For a non-individual person such as a charity, a trust, or other legal entity, Escrow Agent may require documentation to verify formation and existence as a legal entity. Escrow Agent may also require financial statements, licenses, identification and authorization documentation from any individual claiming authority to represent the entity or other relevant documentation.

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i.	Certification and Tax Reporting. The Company and Purchaser have provided Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. The Company and Purchaser acknowledge that solely for U.S. federal and applicable state and local income tax purposes, Escrow Agent does not have any interest in the Escrow Funds or the escrow account. Solely for U.S. federal and applicable state and local income tax purposes, all interest or other income earned on the Escrow Funds shall be allocated to the Company and reported, as and to the extent required by law, by Escrow Agent to the IRS, or any other taxing authority, on an IRS Form 1099, 1042 or 1042S (or other appropriate form) as income earned from the Escrow Funds by the Company whether or not said income has been distributed during such year. The Company shall timely file all tax returns and pay all taxes due with respect to any income earned or losses generated with respect to the Escrow Funds. Escrow Agent shall not have any liability for the payment of taxes with respect to the Escrow Funds, and the Company shall indemnify and hold Escrow Agent harmless from and against all such taxes. Escrow Agent shall withhold any taxes that it is required to withhold by applicable law (including, without limitation, if an IRS Form W-8, W-9 and/or any other documentation required by applicable law is not provided to Escrow Agent), and shall remit such taxes to the appropriate taxing authorities. Escrow Agent shall comply with any information reporting required under applicable law in respect of any income earned on the Escrow Funds. The Company and Purchaser hereby represent and warrant to Escrow Agent that the underlying transaction giving rise to this Agreement does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City shall have the sole and exclusive jurisdiction over any such proceeding. Any final judgment shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this section of this Agreement with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties hereto irrevocably to waive the right to trial by jury in any litigation related to or arising under this Agreement.

Notice. All notices, instructions (pursuant to a Purchaser Written Instruction, Joint Written Direction or otherwise), approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given on the date of actual delivery if delivered personally to the party or parties to whom notice is to be given, on the date sent if sent by email (subject to confirmation by the recipient) or telecopier, on the next Business Day following delivery to Federal Express or United Parcel Service or other nationally recognized overnight courier properly addressed or on the fifth (5th) Business Day after being mailed by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, first class postage paid, and properly addressed to addresses designated on Schedule A hereto or to such other address as each party hereto may designate for itself by like notice.

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Security Procedures. If notices, instructions (pursuant to a Purchaser Written Instruction, a Joint Written Direction or otherwise), approvals, consents, requests, and other communications, are received by Escrow Agent by e-mail at its e-mail account(s) as designated on Schedule A hereto, Escrow Agent is authorized, but not required, to seek prompt confirmation of such communications by telephone call-back to the sending person or persons’ telephone number(s) as designated on Schedule A hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated in that call-back. Any e-mail by PDF attachment executed by more than one person shall be sent by each signatory. The persons and their telephone numbers authorized to receive call-backs as designated in Schedule A hereto may be changed only in a writing actually received and acknowledged by Escrow Agent and delivered in accordance with Section 14 above and, if applicable, this Section 15. The parties to this Agreement acknowledge and agree that the security procedures set forth above are commercially reasonable.

Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the parties hereto to identify (i) a beneficiary, (ii) a beneficiary's bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than a beneficiary being paid, or the transfer of funds to a bank other than a beneficiary's bank or an intermediary bank designated.

Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto. No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the holding, investment and disbursement of Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds. As between the Company and the Purchaser, in the event of a conflict between the Underlying Agreement and this Agreement, the Underlying Agreement shall govern.

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Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Company, Purchaser and Escrow Agent.

Execution in Counterparts. This Agreement, any Purchaser Written Instruction and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. Subject to Section 14 and Section 15 hereof, this Agreement, any Purchaser Written Instruction and any Joint Written Direction may be executed and delivered by e-mailing a PDF version of a signed signature page, which shall have the same force and effect as the delivery of an originally executed signature page.

Termination of Escrow Agent. Upon the first to occur of (i) the disbursement of all amounts in the Escrow Funds pursuant to a Purchaser Written Instruction or Joint Written Direction, or into court pursuant to Section 5 hereof, in accordance with applicable state escheatment and unclaimed property laws or otherwise or (ii) the effective resignation or removal of Escrow Agent, Escrow Agent shall be released from its obligations hereunder and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds. The obligations of the Company and Purchaser continue to exist notwithstanding the termination or discharge of Escrow Agent’s obligations or liabilities hereunder until the obligations of the Company and Purchaser have been fully performed under the terms and conditions hereof.

Dealings. Unless otherwise prohibited by law, Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company or Purchaser and become pecuniarily interested in any transaction in which the Company or Purchaser may be interested, and contract and lend money to the Company or Purchaser and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude Escrow Agent from acting in any other capacity for the Company or Purchaser or for any other entity.

Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

Late Payment. If any amount due to Escrow Agent under this Agreement is not paid within 30 days (subject to any longer time period prescribed herein) after notice to the Company and/or Purchaser (other than any amount that is subject to good faith dispute), the Company and Purchaser jointly and severally shall pay interest thereon (from the due date to the payment date) at a per annum rate equal to the prime rate as published in the national edition of The Wall Street Journal.

Force Majeure. Notwithstanding anything to the contrary hereunder, Escrow Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruption, vendor failures (including information technology providers), and other similar causes.

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No Third Party Beneficiaries. This Agreement and all of its terms and conditions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable rights, remedy, or claim under or with respect to this Agreement or any term or condition of this Agreement.

No Strict Construction. The parties hereto have participated jointly in the negotiation and draft of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

Headings. The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CINEDIGM CORP., as the Company

By:
Name: Christopher J. McGurk
Title: Chief Executive Officer

BISON ENTERTAINMENT INVESTMENT LIMITED, as Purchaser

By:
Name: Peixin Xu
Title: President and Director

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Escrow Agent

By:
Name:
Title:

[Signature Page to Escrow Agreement]

SCHEDULE A

1.	Escrow Funds.

Escrow Funds amount:	US$15,000,000.00
Escrow Funds wiring instructions:	JP MORGAN CHASE
NEW YORK, NY
ABA# 021000021
A/C NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
A/C #: 530-354624
REF(Company Involved)

2.	Escrow Agent Fees.

Acceptance Fee:	$	Waived
Annual Escrow Fee (including first year):		$4,000
Distribution Fees:		$1,500
TOTAL		$5,500

The Acceptance Fee and the Annual Escrow Fee for each year of the term of this Agreement are payable upon execution of this Agreement. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, costs and expenses remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow account and are subject to reasonable adjustment based on final review of documents, or when Escrow Agent is called upon to undertake unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Agreement, including document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by this Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

3.	Taxpayer Identification Numbers.

Company:	22-3720962

Purchaser:	N/A

4.	Investment Instructions.

Citibank Insured Money Market Account

5.	Representatives. The following person is hereby designated and appointed as Purchaser Representative under this Agreement:

Peng Jin
Name	Specimen signature
Address:
Mailing Address, if different
Social Security number

The following person is hereby designated and appointed as Company Representative under this Agreement:

Gary S. Loffredo
Name	Specimen signature
Address 902 Broadway, 9th Fl., New York, NY 10010
Mailing Address, if different
Social Security number

6.	Notice Addresses.

If to Purchaser, at:

Bison Entertainment Investment Limited

Unit 1501-2, 15/F, Sino Plaza

255 Gloucester Road

Causeway Bay, Hong Kong

Attn: Mr. Peng Jin

Email: Pengjin@bisonholding.com

With copy to:

Shearman & Sterling LLP

1460 El Camino Real, 2nd Floor

Menlo Park, CA 94025

Attn: Alan Seem

Email: alan.seem@shearman.com

If to Purchaser Representative at:

40 Liangmaqiao Road

21st Century Plaza, B-609

Beijing, China 100125

+86-13901089333

If to the Company, at:

Cinedigm Corp.

902 Broadway, 9th Floor

New York, NY 10010

Attn: Mr. Christopher J. McGurk

With copy to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Attn: Jonathan Cooperman and Merrill B. Stone

If to Company Representative at:

Cinedigm Corp.

902 Broadway, 9th Floor

New York, NY 10010

Attn: Mr. Gary S. Loffredo

(212) 206-8600

If to Escrow Agent at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Actions

Tel: (718) 921.8200

with copy to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: General Counsel

Tel: (718) 921.8200

7.	Designated Email Accounts and Telephone Call-Back Numbers (for persons designated to send and receive notices by e-mail).

Purchaser:	Name	Email Address	Phone

	Peng Jin	pengjin@bisonholding.com	+86-18610494756

9.	Purchaser Representative:	Name	Email Address	Phone

		Peng Jin	pengjin@bisonholding.com	+86-18610494756

Company:	Name	Email Address	Phone

	Gary S. Loffredo	gloffredo@cinedigm.com	(212) 206-8600

Company Representative:	Name	Email Address	Phone

	Gary S. Loffredo	gloffredo@cinedigm.com	(212) 206-8600

Escrow Agent:	Name	Email Address	Phone

AST	Anna Frenkel	afrenkel@astfinancial.com	718.921.8287